                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FIRST CHARTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           FIRST CHARTER CORPORATION


                             22 Union Street, North


                         Concord, North Carolina 28025



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                           to be held on June 6, 2000



TO THE SHAREHOLDERS:



       The Annual Meeting of Shareholders of First Charter Corporation will be held at The Oasis Auditorium at University Place, 604 Daniel Burnham Way, Charlotte, North Carolina on Tuesday, June 6, 2000, at 5:00 p.m., for the following purposes:



       1. To elect six directors with terms expiring in 2003, three directors with terms expiring in 2002 and two directors with terms expiring in 2001;



       2. To adopt the First Charter Corporation 2000 Omnibus Stock Option and Award Plan;



       3. To approve an amendment to the Corporation's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares;



       4. To approve an amendment to the Corporation's Amended and Restated Articles of Incorporation to authorize the issuance of 2,000,000 shares of Preferred Stock;



       5. To ratify the action of our Board of Directors in selecting KPMG LLP as our independent certified public accountants for 2000; and



       6. To transact any other business properly brought before the meeting or any adjournment thereof.



       Pursuant to the provisions of the North Carolina Business Corporation Act, April 18, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting and at any adjournment thereof.



       You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy promptly (or vote by phone or on the Internet in accordance with the instructions on the proxy card), so that your shares may be represented and voted at the Annual Meeting.



                                       By order of the Board of Directors,



                                       James W. Townsend, Jr.


                                       Secretary



April 28, 2000

                           FIRST CHARTER CORPORATION
                             22 Union Street, North
                         Concord, North Carolina 28025

                    ----------------------------------------

                                PROXY STATEMENT
                    ----------------------------------------

                      2000 Annual Meeting of Shareholders
                           to be held on June 6, 2000

                  INFORMATION ABOUT ANNUAL MEETING AND VOTING

BACKGROUND INFORMATION

       The principal executive offices of First Charter Corporation are located at 22 Union Street, North, Concord, North Carolina 28025 and our telephone number is (704) 786-3300. We own all of the outstanding capital stock of First Charter National Bank, a national banking association ("FCNB"), and own all of the outstanding capital stock of Lincoln Bank of North Carolina, Cabarrus Bank of North Carolina and Community Bank & Trust Co., each a North Carolina state bank.

       Incidentally, the term "Corporation" (as well as the words "we," "us" and "our") refer to First Charter Corporation. References to "you" or "your" refer to our shareholders. The term "Common Stock" means the Corporation's outstanding common stock.

PURPOSE OF PROXY STATEMENT


       The Board of Directors of First Charter Corporation is soliciting your proxy for voting at our Annual Meeting of Shareholders to be held on Tuesday, June 6, 2000 at 5:00 p.m., at The Oasis Auditorium at University Place, 604 Daniel Burnham Way, Charlotte, North Carolina. This proxy statement has been mailed to shareholders on or about April 28, 2000.


BUSINESS TO BE TRANSACTED

       At the Annual Meeting, we will ask you to:


       - Elect six directors with terms expiring in 2003, three directors with terms expiring in 2002 and two directors with terms expiring in 2001;


       - Adopt the First Charter Corporation 2000 Omnibus Stock Option and Award Plan (the "2000 Plan");

       - Approve an amendment to the Corporation's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares (the "Articles of Incorporation Common Stock Amendment");

       - Approve an amendment to the Corporation's Amended and Restated Articles of Incorporation to authorize the issuance of 2,000,000 shares of Preferred Stock (the "Articles of Incorporation Preferred Stock Amendment");

       - Ratify the action of our Board of Directors in selecting KPMG LLP as our independent certified public accountants for 2000; and

       - Consider and vote upon any other business properly before the meeting.

No other items are scheduled to be voted upon.

WHO MAY VOTE

       Shareholders as of the close of business on April 18, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters voted upon at the meeting, except that shares held by FCNB, whether or not held in a fiduciary capacity, may not be voted by FCNB in the election of directors.

HOW TO VOTE

       Shareholders may vote:

       -       In person;

       -       By mail via the proxy card;

       - By telephone in accordance with the instructions on your proxy card; or


       - On the Internet in accordance with the instructions on your proxy card.


QUORUM TO TRANSACT BUSINESS


       A quorum for the transaction of business at the Annual Meeting consists of the majority of the issued and outstanding shares of Common Stock entitled to vote on a particular matter, present in person or represented by proxy. As of the Record Date, 31,074,511 shares of Common Stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly dated proxy card (or if you vote by phone or on the Internet in accordance with the instructions on the proxy card), your shares will be counted toward a quorum.


VOTING OF SHARES VIA PROXY


       If you have submitted a properly executed proxy via the mail (or if you vote by phone or on the Internet in accordance with the instructions on the proxy card) and a quorum is established, your shares will be voted as you indicate. However, if you mail in your proxy card and sign and date your card, but do not mark it, your shares will be voted in favor of the election of all of the nominated directors, in favor of adopting the 2000 Plan, in favor of approving the Articles of Incorporation Common Stock Amendment, in favor of the Articles of Incorporation Preferred Stock Amendment and in favor of ratifying KPMG LLP as our independent certified public accountants for 2000. If you sign and date your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card) or abstain regarding the other matters to be voted upon, your vote will be recorded as being withheld or as an abstention, as the case may be, but it will have no effect on the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted for purposes of determining a quorum but will not affect the outcome of the vote.

REVOCATION OF PROXY

       If you later decide to revoke or change your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Corporation; or (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

VOTE NECESSARY FOR ACTION


       Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. The adoption of the 2000 Plan, approval of the Articles of Incorporation Common Stock Amendment, approval of the Articles of Incorporation Preferred Stock Amendment and the ratification of the appointment of KPMG LLP as our independent certified public accountants for 2000 requires an affirmative vote of the majority of the shares present and voting at the meeting.


DUPLICATE PROXY STATEMENTS AND CARDS

       You may receive more than one proxy statement, proxy card or Annual Report. This duplication will occur if title to your shares is registered differently or your shares are in more than one type of account maintained by Registrar and Transfer Company, our transfer agent. To have all your shares voted, please sign and return all proxy cards or make sure that you vote all of your shares by phone or over the Internet.

OTHER BUSINESS

       We know of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly presented at the meeting, your signed and dated proxy card, or your vote via telephone or the Internet, gives authority to Robert O. Bratton, David E. Keul and Anne C. Forrest to vote your shares in accordance with their best judgment.

EXPENSES OF SOLICITATION

       We will pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally or by telephone, by our officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

                             ELECTION OF DIRECTORS

       Our Articles of Incorporation and Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors is determined by either the agreement of at least 75% of the members of the Board of Directors or by vote of the shareholders. The directors are divided into three classes having staggered three-year terms. Each class of directors is as nearly equal in number as possible. Our Bylaws provide that a director's term will expire at the first shareholders' meeting after that director reaches age 70. There are currently sixteen directors of the Corporation. The Board has approved, by the required percentage, an increase in the size of the Board of Directors from sixteen to seventeen members.


       By action of the Board of Directors on January 26, 2000, Harold D. Alexander, James E. Burt, III, Charles A. James, Walter H. Jones, Jr., Samuel C. King, Jr. and L. D. Warlick, Jr. were elected to the Board of Directors conditioned upon consummation of the merger of Carolina First BancShares, Inc. ("CFBI"), with and into the Corporation. The merger was consummated on April 4, 2000 and such individuals became members of the Board of Directors at that time. In addition, John M. McCaskill and J. Knox Hillman resigned from the Board of Directors effective August 29, 1999 and September 8, 1999, respectively. The terms of six of our directors expire at the Annual Meeting. In addition, since Harold D. Alexander, James E. Burt, III, Samuel C. King and L. D. Warlick, Jr. were appointed by the Board of Directors since the last annual meeting, the corporate law of the state of North Carolina requires that these directors stand for election at the Annual Meeting, which is the first meeting following their appointment, even though their terms are not scheduled to expire at the Annual Meeting.



       The Board has nominated William W. Waters, who has not previously served on the Board, for election as a director with a term expiring in 2002 and has nominated for re-election the six remaining members of the Board of Directors whose terms expire at the Annual Meeting and the four other directors that have been appointed since the last annual meeting. It is intended that the persons named in the accompanying form of proxy will vote to elect these eleven nominees listed below unless authority to vote is withheld. The nominees will serve until the annual meeting of shareholders in the year specified below or until an earlier resignation or retirement or until a successor shall be elected and shall qualify to serve. We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy. WE RECOMMEND A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

       The names, ages and principal occupation (which has continued for the past five years unless otherwise indicated) and certain other information for each of the nominees and continuing directors is set forth below.

NOMINEES FOR TERMS EXPIRING IN 2003

       MICHAEL R. COLTRANE, age 53, is the President and Chief Executive Officer of CT Communications, Inc., a North Carolina telecommunications company. Mr. Coltrane also serves as the Vice Chairman of the Corporation and of FCNB. He served as a director of the Corporation from 1983 until 1985 and has currently served as a director since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc.

       J. ROY DAVIS, JR., age 66, is the principal owner and Chief Executive Officer of S&D Coffee, Inc., a coffee roasting and beverage distribution firm. He also serves as the Chairman of the Board of the Corporation and FCNB. Mr. Davis has been a director since 1983.

       CHARLES F. HARRY III, age 63, is President of Grover Industries, Inc., a textile company. Mr. Harry has been a director since December 1997.

       CHARLES A. JAMES, age 53, is the President of Mt. Pleasant Insurance Agency; the President of Mt. Pleasant Enterprises, Inc., a land development company; Director of Albemarle Knitting Corp.; Co-owner of Mt. Pleasant Bonded Warehouse; Partner of All Secure Storage; Partner of North Branch Properties, a real estate investment; and Partner of Earnhardt Interchange Properties, a real estate/land investment. Mr. James has been a director of the Corporation since April 2000.

       WALTER H. JONES, JR., age 58, is a partner in the law firm of Homesley, Jones, Gaines, Homesley & Dudley. Mr. Jones has been a director of the Corporation since April 2000.

       HUGH H. MORRISON, age 52, is the President of E. L. Morrison Co., Inc., a retail building supply company. Mr. Morrison has been a director since 1985.

NOMINEES FOR TERMS EXPIRING IN 2002

       JAMES E. BURT, III, age 62, is an Executive Vice President of the Corporation. Prior to the merger of CFBI into the Corporation, Mr. Burt was the President of CFBI from 1990 and the Chief Executive Officer of CFBI from 1998. Mr. Burt has been a director of the Corporation since April 2000.


       L. D. WARLICK, JR., age 60, is the President of Warlick Funeral Home in Lincolnton, North Carolina. Mr. Warlick has served as a director of the Corporation since April 2000.


       WILLIAM W. WATERS, age 58, is the President of Waters Construction Co. Mr. Waters has been nominated to stand for election at the annual meeting.

NOMINEES FOR TERMS EXPIRING IN 2001

       HAROLD D. ALEXANDER, age 64, is the President and owner of Young & Alexander, Inc., an electrical contractor. Mr. Alexander has been a director of the Corporation since April 2000.

       SAMUEL C. KING, JR., age 52, is the President of King's Office Supply, Inc.; and the President of King Cain, Inc., d/b/a Mail Boxes Etc. since 1998. Mr. King has been a director of the Corporation since April 2000.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002

       WILLIAM R. BLACK, age 51, is a medical doctor specializing in oncology. Dr. Black has been a director since 1990.

       JOHN J. GODBOLD, JR., age 59, was Executive Vice President of FCNB until his retirement effective January 1, 1999. Prior to the merger of Carolina State Bank into FCNB, Mr. Godbold served as President and Chief Executive Officer and a director of CSB. Mr. Godbold has been a director since December 1997.

       FRANK H. HAWFIELD, JR., age 66, is the owner of Firestone Home and Auto Supply Store, a retail home and auto supply company. Mr. Hawfield has been a director since 1995.


CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001


       LAWRENCE M. KIMBROUGH, age 59, is the President and Chief Executive Officer of the Corporation and FCNB. Mr. Kimbrough has been a director since 1986.

       DR. JERRY E. McGEE, age 57, has been President of Wingate University since August 1992. Prior to being President of Wingate University, Dr. McGee served as Vice President for Development at Furman University. Dr. McGee has been a director since 1995.


       THOMAS R. REVELS, age 47, is the President of healthgram.com, an Internet information services company. From January 1998 until February 2000, Mr. Revels was the President and Chief Executive Officer of Novant Health, Inc., Southern Piedmont Region/Presbyterian Healthcare ("Novant"), a healthcare services company. Prior to being President and Chief Executive Officer of Novant, Mr. Revels served as President and Chief Executive Officer of Northeast Medical Center, a healthcare services company, from April 1997 to December 1997. Prior to that time, from May 1994 to April 1997, he served as President and Chief Executive Officer of Cabarrus Memorial Hospital, a healthcare services company. From October 1989 to May 1994, Mr. Revels served as Executive Vice President and Chief Operating Officer of McLeod Regional Medical Center, a healthcare services company. Mr. Revels has been a director since July 1997.



       No director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Corporation.

COMPENSATION OF DIRECTORS

       During 1999, each director of the Corporation who was not employed by the Corporation or its subsidiaries (an "outside director") was paid (1) $250 per quarter for his services as a director, (2) $400 for each meeting of the Board of Directors of the Corporation attended, and (3) $200 for each committee meeting attended.

       We also maintain the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"). This plan permits outside directors to elect to defer all or a portion of their fees. The deferred fees may be invested in a cash account, which is credited with interest at an annual rate equal to FCNB's Prime Rate, or in a stock-based account, in which the participant will be credited with units based on the value of shares of Common Stock. Amounts invested in the stock account are credited with additional amounts representing the value of dividends declared and paid from time to time. Under the Deferred Compensation Plan, a participant may elect to receive amounts (payable in cash only) in a lump sum or in equal installments over five years, following the participant's death, disability, retirement from the Board of Directors or any other date selected by the participant which is at least six months following the participant's election date.


       We also maintain the Stock Option Plan for Non-Employee Directors (the "Director Option Plan"). The Compensation Committee from time to time may grant non-qualified options to purchase Common Stock to outside directors of the Corporation or a subsidiary in accordance with this plan. The terms and provisions of any options granted, including the termination and/or vesting or accelerated exercise of the options, upon death, disability, retirement or otherwise, is subject to the discretion of the Compensation Committee. The exercise price of any option, must be equal to the fair market value of the Common Stock on the date of grant. In October 1999, the Compensation Committee granted an option to purchase 1,800 shares of Common Stock to each of the outside directors of the Corporation and its subsidiaries at that time. The options granted to these persons have terms of ten years and are exercisable in cumulative installments of 20% per year over five years, at an exercise price of $18.00 per share.


ATTENDANCE OF DIRECTORS

       During 1999, the Board of Directors held ten meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors, and of all committees of the Board of Directors on which he served, which were held when he was a director, except for Mr. Coltrane who attended 70% of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

       The following is a brief description of the duties of each of our committees and a list of the members of each such committee.

       Executive Committee.   The committee reviews management reports and makes
recommendations to the directors at the regularly scheduled Board of Directors meetings. Our Bylaws provide that the Executive Committee also serves as the nominating committee. In this capacity, the Executive Committee determines the nominees for director in a given year and may consider written nominations of candidates for election to the Board of Directors properly submitted by shareholders to the Secretary of the Corporation. The executive committee met eight times during 1999. J. Roy Davis, Jr. (chairman), Michael R. Coltrane, John J. Godbold, Jr., Lawrence M. Kimbrough, Jerry E. McGee and Hugh H. Morrison are the current members of the executive committee.


       Audit Committee.   The Audit Committee reviews the work and reports of
our internal auditors. This committee reviews our independent auditors reports and any examinations made by regulatory agencies. The Audit Committee also establishes the scope and detail of the audit program, which is conducted by the internal auditors to protect against improper and unsound practices and to furnish adequate protection of all of our assets and records. It also reviews proposals from the independent certified public accountants and makes recommendations to the full Board of Directors. The Audit Committee met once during 1999. John J. Godbold, Jr. (chairman), Charles F. Harry, III, and Frank
H. Hawfield, Jr. are the current members of the audit committee.



       Compensation Committee.   The Compensation Committee annually reviews and
recommends to the Board of Directors salary grade ranges and merit increase guidelines for our employees and the employees of our subsidiaries. In addition, the committee recommends to the Board of Directors the annual budget request for all salaries and overtime and specifically recommends to the Board of Directors all executive officers' salaries. It also reviews recommendations from management regarding major benefit plans and recommends to the Board of Directors annually the formula for matching contributions to the First Charter Retirement Savings Plan as well as the formula for funding and payments under the Corporation's Executive Incentive Bonus Plan. The Compensation Committee also grants options under and administers our Comprehensive Stock Option Plan (the "Stock Option Plan"), the 1999 Employee Stock Purchase Plan ("1999 ESPP"), the Director Option Plan and, if the 2000 Plan is approved, such plan is expected to be administered by the Compensation Committee. In order to comply with certain restrictions under Rule 16b-3, the Compensation Committee generally will be composed solely of directors who qualify as "non-employee directors," as that term is defined under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee met eight times during 1999. Jerry E. McGee (chairman), Michael R. Coltrane, J. Roy Davis, Jr., Frank
H. Hawfield, Jr. and Thomas R. Revels are the current members of the Compensation Committee.


       Asset-Liability Management Committee.   The Asset-Liability Management
Committee monitors our financial condition and makes adjustments in policies affecting lending, pricing of services, investment securities and liability positions with a view to current and anticipated interest rates and other economic conditions. The Asset-Liability Management Committee met four times during 1999. Michael R. Coltrane (chairman), William R. Black, J. Roy Davis, Jr., Lawrence M. Kimbrough and Thomas R. Revels are the current members of the Asset-Liability Management Committee.

NOMINATIONS FOR DIRECTOR

       Our Bylaws set forth the procedures for you to follow in order to nominate persons for election to the Board of Directors. Generally, you may properly bring a nomination before the annual meeting of shareholders in a given year if you provide written notice to the Corporation's Secretary at least 50 days, but not more than 75 days, prior to the anniversary date of the prior year's shareholder meeting. This notice must include certain biographical information relating to the person nominated. You must also inform us of the number of shares of Common Stock you beneficially own. The Executive Committee may (in its discretion) consider the nomination for the Board of Directors' slate of nominees for that year. The Bylaws provide a different time frame for submitting nominations if the annual meeting is held more than 30 days before or 60 days after the anniversary date of the prior year's meeting. Finally, the Bylaws set forth under what circumstances you may submit a nomination for director before a special meeting of shareholders and the time within which the nomination must be submitted. Unless nominations are presented in accordance with these Bylaw provisions, they will be disregarded and invalid. You may obtain a copy of the Bylaws, upon written request to First Charter Corporation, Post Office Box 228, Concord, North Carolina, 28026-0228, Attention: Robert O. Bratton, and upon payment of $25.00 to cover the costs of reproduction and mailing.

                           OWNERSHIP OF COMMON STOCK

       The following table shows, as of April 4, 2000, the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned by
(i) all current directors and nominees for director, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors, nominees for director and executive officers as a group. Based upon a search of filings made with the Securities and Exchange Commission, no shareholder of the Corporation owns 5 percent or more of our Common Stock.


                                                              Shares Beneficially Owned(1)
                                                              -----------------------------
Name                                                          Number(2)    Percent of Class
----                                                          ---------    ----------------
Harold D. Alexander                                            122,219              *
William R. Black                                                49,193              *
James E. Burt, III                                             144,573              *
Robert O. Bratton                                               99,513(3)           *
Michael R. Coltrane                                             76,710(4)           *
J. Roy Davis, Jr.                                               34,340              *
Robert G. Fox, Jr.                                              30,276              *
John J. Godbold, Jr.                                           292,477              *
Charles F. Harry III                                            92,567              *
Frank H. Hawfield, Jr.                                          19,599              *
Charles A. James                                               139,704              *
Robert E. James, Jr.                                            25,000(5)           *
Walter H. Jones, Jr.                                            38,009              *
Lawrence M. Kimbrough                                           97,381(6)           *
Samuel C. King                                                  67,729              *
Edward B. McConnell                                             14,557              *
Carl T. McFarland, Jr.                                           5,000(7)           *
Jerry E. McGee                                                  13,794              *
Hugh H. Morrison                                                52,809              *
Thomas R. Revels                                                 3,378              *
L. D. Warlick, Jr.                                             150,393              *
William W. Waters                                               51,015              *
All directors, nominees for director and executive officers
  of the Corporation as a group (22 persons)                  1,498,105          4.81%


---------------------
*      Less than 1%.

(1) Unless otherwise noted, the persons named in the table have sole voting and investment power over shares included in the table.

(2) Includes shares represented by options that are currently exercisable or exercisable within 60 days of April 4, 2000 in the following amounts: Mr. Black 2,760; Mr. Bratton 22,924; Mr. Coltrane 2,760; Mr. Davis 2,760; Mr. Fox 23,234; Mr. Godbold 1,920; Mr. Harry 1,320; Mr. Hawfield 2,760; Mr. Robert James 14,000; Mr. Kimbrough 36,742; Mr. McConnell 11,907; Mr. McGee 2,760; Mr. Morrison 1,680; and Mr. Revels 1,320.

(3) Includes 1,951 restricted shares granted under the Corporation's Restricted Stock Award Program.

(4) Includes 8,647 shares owned by Mr. Coltrane's spouse as to which he disclaims beneficial ownership.

(5) Includes 10,000 restricted shares granted under the Corporation's Restricted Stock Award Program.

(6) Includes 3,902 restricted shares granted under the Corporation's Restricted Stock Award Program.

(7) Represents 5,000 restricted shares granted under the Corporation's Restricted Stock Award Program.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following Summary Compensation Table shows the compensation of the Chief Executive Officer and our five other most highly compensated executive officers during 1999 (the "named executive officers"), for the past three years.


                                                                               Long Term
                                        Annual Compensation                  Compensation
                                ------------------------------------   -------------------------
                                                           Other       Restricted    Securities
                                                           Annual        Stock       Underlying     All Other
Name and                         Salary     Bonus       Compensation     Award      Options/SARs   Compensation
Principal Position(s)    Year     ($)        ($)           ($)(2)        ($)(3)         (#)            ($)
---------------------    ----   --------   --------     ------------   ----------   ------------   ------------
Lawrence M. Kimbrough    1999   $250,000   $131,250(1)    $   507             --       46,309        $18,450(4)
  President and Chief    1998    198,454     50,000            --       $ 99,989           --         19,374
  Executive Officer      1997    156,546    120,900            --             --        3,900         19,110
Robert O. Bratton        1999   $175,000   $ 73,500(1)    $   585             --       17,717        $16,956(4)
  Executive Vice         1998    138,818     42,000            --       $ 49,994           --         19,374
  President, Chief       1997    116,182     67,275            --             --        2,400         17,396
  Operating Officer and
  Chief Financial
  Officer
Robert G. Fox, Jr.       1999   $145,000   $ 44,805(1)    $   507             --       10,872        $16,790(4)
  Executive Vice         1998    125,000     37,500            --             --           --         19,374
  President              1997    115,000     67,275            --             --        8,400         17,373
Edward B. McConnell      1999   $130,000   $ 40,170(1)    $   507             --        8,973        $16,236(4)
  Executive Vice         1998    125,000     37,500            --             --           --         19,374
  President (5)          1997    115,000     67,275            --             --        2,400         15,705
Robert E. James, Jr.     1999   $160,417   $120,375(1)    $48,099       $181,250       35,000        $ 3,593(4)
  Group Executive Vice
  President
Carl T. McFarland, Jr.   1999   $ 28,333   $ 60,000(1)         --       $ 97,500        8,000        $    29(4)
  Group Executive
  Vice President


---------------------
(1) Represents amounts paid pursuant to the Corporation's Executive Annual Incentive Plan. The amount for Mr. James also includes a signing bonus in the amount of $53,000. See "Report of Compensation Committee on Executive Compensation" for a brief description of the Executive Annual Incentive Plan.

(2) Represents the value of one share of preferred stock in FCNB Real Estate, Inc. as part of the First Charter National Bank Bonus Plan. The amount of this one-time bonus was $500 for the share plus an additional amount to cover income taxes associated with this bonus. Also included in the amount for Mr. James was $47,592 for relocation expenses.


(3) These amounts are the dollar values of restricted stock awards granted each year. Each value is determined by multiplying the number of shares in each award by the closing market price of common stock on the date of grant. Holders of restricted stock received the same cash dividends as other stockholders owning common stock. The restrictions imposed on the restricted shares will lapse with respect to one-fifth of the shares on the last day of each year, beginning the year the options were granted. In the event the participant's employment with the Corporation ends due to the participant's death, disability or retirement with the consent of the Corporation, or because the Corporation undergoes a change of control, all restrictions will lapse and all restricted shares will be released to the participants. As of December 31, 1999, the aggregate number and market value of all restricted shares held by participants were as follows: Kimbrough 3,902 ($58,042); Bratton 1,951 ($29,021);
       Robert James 10,000 ($148,750) and McFarland 5,000 ($74,375). At December 31, 1999, these restricted shares had vested 40% with respect to the restricted shares owned by Mr. Kimbrough and Mr. Bratton and had vested 20% with respect to the restricted shares owned by Mr. Robert James and Mr. McFarland.


(4) Consists of amounts contributed by the Corporation under the Retirement Savings Plan and the Money Purchase Pension Plan (the "Retirement Plans"), and the dollar value of the premium paid by the Corporation for term life insurance. The dollar amount that represents contribution under the Retirement Plans are as follows: Kimbrough $16,128; Bratton $16,128; Fox $16,128; McConnell $15,656; and James $3,098. The dollar amount of premiums paid by the Corporation for the term life insurance are as follows: Kimbrough $2,322; Bratton $828; Fox $662; McConnell $580; and James $495.

(5) Mr. McConnell ceased to be an officer of the Company effective March 31, 2000.

STOCK OPTION PLANS

       We have in effect the Comprehensive Stock Option Plan pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and its subsidiaries. In addition, if shareholders vote to approve the 2000 Plan, we may grant stock options to officers and other key employees pursuant to that plan. We also have in effect the 1998 Employee Stock Purchase Plan and the 1999 ESPP.

       The following table indicates option grants pursuant to our plans during our last fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                          Individual Grants
-----------------------------------------------------------------------------------------------------
                                   Number of        Percent of
                                   Securities     Total Options/
                                   Underlying      SARs Granted    Exercise
                                  Options/SARs     to Employees    or Base                 Grant Date
                                    Granted         in Fiscal       Price     Expiration    Present
Name                                  (#)              Year         ($/Sh)       Date      Value (3)
----                              ------------    --------------   --------   ----------   ----------
L. M. Kimbrough                      19,904(1)         7.50%       $23.125      1/21/09     $179,058(4)
                                      8,842(1)         3.33%       $18.125      1/21/09     $ 54,392(4)
                                     11,536(1)         4.35%       $18.125      1/21/09     $ 70,964(4)
                                      5,027(1)         1.89%       $18.125      1/21/09     $ 30,924(4)
                                      1,000(2)          .38%       $14.93      12/31/99     $  4,737(5)
R. O. Bratton                         7,729(1)         2.91%       $18.125      1/21/09     $ 47,545(4)
                                      9,288(1)         3.50%       $23.125      1/21/09     $ 83,555(4)
                                        700(2)          .26%       $14.93      12/31/99     $  3,316(5)
R. G. Fox, Jr.                       10,247(1)         3.86%       $18.125      1/21/09     $ 63,035(4)
                                        625(2)          .24%       $14.93      12/31/99     $  2,960(5)
E. B. McConnell                       8,348(1)         3.14%       $18.125      1/21/09     $ 51,353(4)
                                        625(2)          .24%       $14.93      12/31/99     $  2,960(5)
R. E. James, Jr.                     27,210(1)        10.25%       $18.125      1/29/09     $170,522(4)
                                      7,790(1)         2.93%       $14.93       1/29/09     $ 48,819(4)
C.T. McFarland, Jr.                   8,000(1)         3.01%       $19.50       11/1/09     $ 61,664(4)


---------------------

(1) Represents shares covered by incentive stock options granted pursuant to the Comprehensive Stock Option Plan. All such options granted under the Comprehensive Stock Option Plan in 1999 vest at the rate of 20% per year over five years, commencing on the first anniversary of the date of grant. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant.

(2) Represents shares covered by options granted pursuant to the Corporation's 1999 ESPP. Pursuant to the 1999 ESPP, eligible employees are notified of the number of shares with respect to which options can be granted to such employee thereunder, and then each employee elects the number of shares to be so covered by the options. The numbers in the table represent the number of shares so elected. Options granted under the 1999 ESPP are exercisable in the year they are granted, after which they expire if not exercised. Options granted under the 1999 ESPP have an exercise price equal to 85% of the fair market value of such shares on the date of the grant.


(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(4) The estimated values under the Black-Scholes model for options granted under the Comprehensive Stock Option Plan, are based on the following assumptions: exercise price is 100% of the fair market value at date of grant; exercise term is ten years; no discounts have been taken for vesting or restrictions; the risk free rate used is based on the 10-year Treasury note yield as of the date the options were issued; the volatility factor is 38% (based on the preceding 12 months); and the dividend yield is 4.57% (based on the preceding 12 months).

(5) The estimated values under the Black-Scholes model for options granted under the 1999 ESPP are based on the following assumptions: exercise price is 85% of the fair market value at the date of grant; exercisable term is the year in which the options are granted; no discounts have been taken for vesting or restrictions; the risk free rate is 4.69% (based on the two-year Treasury note yield as of the date the options were issued); the volatility factor is 38% (based on the preceding 12 months); and the dividend yield is 4.57% (based on the preceding 12 months).

       The following table provides a summary of the stock option exercises during 1999 by the named executive officers and the value of each executive's unexercised stock options held at fiscal year end under the Comprehensive Stock Option Plan.

                    AGGREGATED OPTION/SAR EXERCISES IN 1999
                       AND OPTION/SAR VALUES AT 12/31/99


                                                                          Number of               Value of Unexercised
                                                                    Securities Underlying             In-the-money
                                          Shares                  Unexercised Options/SARs          Options/SARs (1)
                                         Acquired                      at 12/31/99 (1)                 at 12/31/99
                                            on         Value     ---------------------------   ---------------------------
                 Name                    Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
                 ----                   -----------   --------   -----------   -------------   -----------   -------------
L. M. Kimbrough                            1,000         $0        27,680         38,889         $18,374          $0
R. O. Bratton                                700         $0        19,520         15,247         $39,879          $0
R. G. Fox, Jr.                                --         --        20,610         12,158         $32,026          $0
R. E. James, Jr.                              --         --         7,000         28,000         $     0          $0
E. B. McConnell                               --         --        10,862          8,311         $ 6,820          $0
C. T. McFarland, Jr.                          --         --             0          8,000         $     0          $0


---------------------

(1) Determined based on the closing price of $14.875 of the Common Stock as reported by the Nasdaq National Market as of December 31, 1999.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

       Lawrence M. Kimbrough.   Effective July 21, 1999, the Corporation entered
into a three year employment agreement with Lawrence M. Kimbrough pursuant to which Mr. Kimbrough is employed by the Corporation as Chief Executive Officer. Under the terms of the agreement, Mr. Kimbrough will receive a base salary of $250,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Executive Annual Incentive Plan (the "Incentive Plan").


       At the end of the initial three year term of Mr. Kimbrough's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. Kimbrough reaching the age of 62, or the termination of the agreement. In addition, Mr. Kimbrough has certain rights in connection with a "Change of Control" as described below. Mr. Kimbrough and the Corporation are also parties to a supplemental executive retirement plan dated June 30, 1999 pursuant to which Mr. Kimbrough will be entitled to receive a sum of $1,980,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit became 40% vested on the date the supplemental agreement was entered into and is scheduled to fully vest on June 30, 2004. The benefit is subject to forfeiture under certain circumstances.


       Robert O. Bratton.   Effective July 21, 1999, the Corporation entered
into a three year employment agreement with Robert O. Bratton pursuant to which Mr. Bratton is employed by the Corporation as Group Executive Vice President. Under the terms of the agreement, Mr. Bratton will receive a base salary of $175,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Incentive Plan.


       At the end of the initial three year term of Mr. Bratton's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. Bratton reaching the age of 62, or the termination of the agreement. In addition, Mr. Bratton has certain rights in connection with a "Change of Control" as described below. Mr. Bratton and the Corporation are also parties to a supplemental executive retirement plan dated June 30, 1999 pursuant to which Mr. Bratton will be entitled to receive a sum of $560,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit became 50% vested on the date the supplemental agreement was entered into and is scheduled to fully vest on June 30, 2004. The benefit is subject to forfeiture under certain circumstances.


       Robert E. James.   Effective July 21, 1999, the Corporation entered into
a three year employment agreement with Robert E. James pursuant to which Mr. James is employed by the Corporation as Group Executive Vice President. Under the terms of the agreement, Mr. James will receive a base salary of $175,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Incentive Plan.


       At the end of the initial three year term of Mr. James's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. James reaching the age of 62, or the termination of the agreement. In addition, Mr. James has certain rights in connection with a "Change of Control" as described below. Mr. James and the Corporation are also parties to a supplemental executive retirement plan dated June 2, 1999 pursuant to which Mr. James will be entitled to receive a sum of $785,000, if certain conditions are satisfied, when he reaches the age of

65. Such benefit will become 50% vested on January 1, 2004 and is scheduled to fully vest on January 1, 2009. The benefit is subject to forfeiture under certain circumstances.

       C. Thomas McFarland.   Effective December 15, 1999, the Corporation
entered into a three year employment agreement with C. Thomas McFarland pursuant to which Mr. McFarland is employed by the Corporation as Group Executive Vice President. Under the terms of the agreement, Mr. McFarland will receive a base salary of $170,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Incentive Plan.

       At the end of the initial three year term of Mr. McFarland's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. McFarland reaching the age of 62, or the termination of the agreement. In addition, Mr. McFarland has certain rights in connection with a "Change of Control" as described below.


       Change in Control.   The Corporation has entered into change in control
agreements with Messrs. Fox and McConnell and the employment agreements with Messrs. Kimbrough, Bratton, James and McFarland containing provisions relating to a change in control. These agreements provide for certain payments to such officers in the event their employment is terminated following a "change in control" of the Corporation. For purposes of the agreements, a "change in control" generally includes a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws. To be entitled for payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a felony or serious misdemeanor involving moral turpitude, embezzlement or theft or gross inattention or dereliction of duty. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area farther than a specified distance from their primary employment location immediately preceding a change in control. The respective agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 35 months (24 months in the case of Mr. Fox and Mr. McConnell) following an event which would entitle such officer to payments under his agreement.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

       Recommendations regarding the compensation of our executive officers generally are presented by the Compensation Committee to the entire Board of Directors for approval. The Human Resources Strategies Committee comprised of certain executive and senior officers of the Corporation, prepares recommendations on salary grade ranges and merit increase guidelines for review and approval by the Compensation Committee as well as the annual budget request for salaries and benefits. The Senior Management Personnel Committee approves salaries for all personnel, with the exception of executive officers, within the parameters of the annual salary administration program. The Chief Executive Officer ("CEO") presents recommendations to the Compensation Committee for the annual salaries of all executive officers other than the CEO. The Compensation Committee, in turn, reviews and analyzes all information submitted to it. Thereafter the Compensation Committee determines its recommendations to the Board of Directors regarding compensation of all executive officers of the Corporation, including recommendations regarding the compensation of the CEO. During 1999, the Board of Directors approved all recommendations of the Compensation Committee.

       Set forth below is a report of the Compensation Committee regarding executive compensation for fiscal year 1999.

       Executive Compensation Policies and Program.   Our executive compensation
program is designed to

       -       Attract and retain qualified management;

       -       Enhance short-term financial gains; and

       -       Enhance long-term shareholder value.

       The total compensation package for our executives includes cash and equity-based compensation. Annual compensation may consist of a base salary, a bonus, grants of stock options and grants of restricted stock. Our policy is generally to provide base salary that might fall at or below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation. We strive, however, to provide each executive officer with total annual cash compensation (base salary and bonus) in an amount that would be paid on the open market for a fully qualified officer of that position.

       During 1998, the Corporation hired an independent consultant to review the Corporation's annual compensation package for its executive officers. This consultant generated a report (the "Report") that provided information regarding the annual compensation (including base salaries and bonus), long-term compensation (including stock options) and total compensation for the chief executive officer, and other executive officers, compared to persons employed by certain other financial institutions. The Report also set forth the threshold, target and maximum amounts of each such component of compensation. In general, the Compensation Committee used the information provided in the Report, adjusted for inflation, to maintain levels of total annual cash compensation for 1999 (salary and potential bonus amounts, each as discussed below) that fell at or slightly below the targets as set forth in the Report.

       The peer financial institutions considered by the consultant represent fifteen publicly-traded financial institutions with assets from $1.5 billion to $4.5 billion. The institutions included in the Report are not necessarily the same group of institutions that comprise the Independent Bank Index in the Performance Graph contained elsewhere in this Proxy Statement.

       Base Salaries.   Generally, the Compensation Committee determines the
level of base salary for the CEO and the Corporation's other executive officers and salary ranges for all other personnel, in each case based on competitive norms derived from periodic reports of consultants, such as that described above, as well as annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. The Compensation Committee also considers employment agreements, if any, which entitle executives to certain salaries and other benefits. Actual salary changes are based upon a written evaluation of each individual's performance based on numerous criteria and the weighing of such criteria using a previously established formula. In addition, with respect to each executive, including the CEO, the Compensation Committee considers the individual's performance, including that individual's total level of experience in the banking industry, his record of performance and contribution to our success relative to his job responsibilities and his overall service to us. During 1999, the Compensation Committee used the information set forth in the Report to maintain 1999 base salaries for our executive officers that were equal to or below the target salaries reported in the surveys.

       Bonuses.   We also maintain the Incentive Plan for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Compensation Committee annually determines the executive officers eligible to participate in the Incentive Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on our earnings, are selected to participate in the Incentive Plan. Actual bonuses paid pursuant to the Incentive Plan are based on return on assets ("ROA") levels of the Corporation at fiscal year end and pre-tax core earnings. No bonuses may be paid unless we reach minimum performance goals, determined at the beginning of each year.


       Pursuant to the Incentive Plan, the Compensation Committee annually establishes a bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of that executive. The percentages are determined based on the executive's relative responsibilities and ability to impact the financial and operating performance of the Corporation. At year-end, the Compensation Committee reviews the Corporation's financial performance as it relates to ROA and pre-tax core earnings, and determines the actual amounts available to be awarded to participants. An executive's bonus is based 50% upon the achievement of ROA goals and 50% upon achievement of pre-tax earnings goals. The executive receives compensation based upon a comparison of actual ROA and pre-tax core earnings as they relate to budgeted amounts. During 1999, we achieved an ROA of 1.37% which resulted in a bonus payout equal to 119% of the targeted bonus attributable to ROA targets. During the year, we had pre-tax core earnings of $33,763,000, which resulted in a payout equal to 92% of the targeted bonus attributable to pretax core earnings targets. An additional 25% of the executive's bonus may be paid to the executive, in the discretion of the Compensation Committee, based on the participant's individual performance. When evaluating the performance of a participant, the Compensation Committee considers the Corporation's actual operating performance (such as reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased noninterest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive's ability to impact the various components of that plan. Other criteria considered include the executive's initiative, contribution to overall corporate performance and managerial ability.


       Equity Based Compensation.   The final component of an executives' core
annual compensation consists of stock options. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value. We maintain the Stock Option Plan pursuant to which we may grant stock options (both statutory and nonstatutory) to key employees. In addition, if the 2000 Plan is approved by you, that plan will be utilized for the same purpose. The Compensation Committee administers the Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which those options are granted and the number of shares subject to the options. In general, when determining the key employees to whom options shall be granted, the Compensation Committee considers an employees' relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.


       When granting options, the Compensation Committee considers a formula whereby the aggregate value of options granted is based on a multiple of base salary. The multiples of base salaries, in turn, are determined based on the relative positions of the executives with the Corporation. Through this process, the Compensation Committee has made grants of stock options to executive officers during 1999.

       In addition to the Stock Option Plan, we maintain the 1999 ESPP pursuant to which options are granted periodically to all employees of the Corporation, including executive officers, at an exercise price equal to not less than 85% of the fair market value of the stock at the date of grant. The number of shares subject to options granted to each employee, including executive officers, is determined automatically based on base salary levels of all employees.

       We also maintain the Restricted Stock Award Program (the "Restricted Stock Program") administered by a committee comprised of the Compensation Committee and the other non-employee members of the Board of Directors (the "Restricted Stock Committee"). The Restricted Stock Committee administers the Restricted Stock Program in its sole discretion, including the determination of the individuals to whom restricted shares shall be awarded, the number of shares to be awarded, the restrictions to be applicable to such restricted shares, and all other terms of the awards, which need be the same for all recipients.

       Other.   In addition to the above forms of compensation, we also provide group term life insurance for our employees, including executive officers. Executive officers generally also participate in the Retirement Savings Plan, pursuant to which (i) an eligible employee may elect to defer between 1% and 10% of compensation and (ii) we contribute annually a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants' accounts in proportion to their elective deferrals up to 6% for such year. In addition, executive officers generally participate in the Money Purchase Pension Plan, pursuant to which the Corporation contributes annually to each participant's account 3% of the participant's base salary. Finally, certain of our executives, including the CEO, are parties to change in control agreements that provide for continued salary, bonus and benefits for a certain period of time upon termination of employment following a change in control of the Corporation, and certain executive officers may be a party to employment and/or salary continuation agreements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

       The Board of Directors determines the compensation of the CEO based upon recommendations of the Compensation Committee. The CEO's base salary is determined by a review of salaries of top executives of comparable financial institutions, using the process previously described. In keeping with our general policy with respect to base salary and bonus, the CEO's base salary is set at an amount which generally is lower than the base salaries for comparable executives. The Compensation Committee instead places more emphasis on available cash bonus, as a means of directly linking the CEO's total annual compensation to the performance of the Corporation. Total annual compensation for the CEO in 1999 was below the median for comparable executives as set forth in the Report. In January, 2000, the CEO was granted a cash bonus of $131,250 under the Incentive Plan in accordance with the previously described criteria.

   Submitted by the Compensation Committee of the Board of Directors:


     Michael R. Coltrane                Jerry E. McGee
      J. Roy Davis, Jr.                Thomas R. Revels
    Frank H. Hawfield, Jr.


                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

       Michael R. Coltrane, a member of the Compensation Committee, served as Executive Vice President of the Corporation and FCNB until 1988.

                               PERFORMANCE GRAPH


       Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with a peer group index comprised of similar banks located in the eastern United States with assets of between 1.7 billion and 9.7 billion, and the Standard & Poor's 500 Stock Index, a broad equity market index, assuming in each case the investment of $100 on December 31, 1994 and the reinvestment of dividends.


                           FIRST CHARTER CORPORATION
                          FIVE-YEAR PERFORMANCE INDEX

                                                FIRST CHARTER CORPORATION            S&P 500            FIRST CHARTER PEER GROUP
                                                -------------------------            -------            ------------------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 156.36                      137.58                      126.72
12/31/96                                                 159.39                      169.03                      163.93
12/31/97                                                 231.63                      225.44                      254.91
12/31/98                                                 158.47                      289.79                      217.91
12/31/99                                                 141.70                      350.78                      158.68

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       FCNB, Lincoln Bank of North Carolina, Cabarrus Bank of North Carolina and Community Bank & Trust Co. have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and its subsidiaries and their associates. All loans and commitments included in these transactions were made and are expected to be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

                    PROPOSED FIRST CHARTER CORPORATION 2000
                      OMNIBUS STOCK OPTION AND AWARD PLAN

       As of April 15, 2000, there were 6,772 shares of Common Stock available for future grants of options under the Comprehensive Stock Option Plan. The Compensation Committee determined that it would be desirable to have an additional 2,000,000 shares of Common Stock available for future grants of options and other stock-based awards to our employees, directors and employees of our subsidiaries. Therefore, upon recommendation of the Compensation Committee, the Board of Directors has adopted the First Charter Corporation 2000 Omnibus Stock Option and Award Plan, which is subject to the approval of the shareholders of the Corporation. The text of the 2000 Plan is set forth in its entirety as Appendix A, and the following summary is qualified in its entirety by reference thereto. The Proposal for approval of the 2000 Plan will require the affirmative vote of the holders of a majority of the votes cast on this matter at the annual meeting. Accordingly, while abstentions and broker non-votes will count for purposes of establishing a quorum with respect to this matter at the Annual Meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter. WE RECOMMEND THAT YOU VOTE FOR THE ADOPTION OF THE 2000 PLAN.

GENERAL

       The purpose of the 2000 Plan is to provide us with a means of providing employees of the Corporation and its subsidiaries and directors of the Corporation the benefits of ownership of Common Stock. The 2000 Plan is designed to help us attract and retain personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate these individuals through added incentives to further contribute to our future growth and success.


       Under the 2000 Plan, stock options, stock appreciation rights, shares of restricted stock, stock awards or performance shares, or a combination of any such awards (collectively, "Awards"), may be granted from time to time to Eligible Persons, all generally in the discretion of the Committee responsible for administering the 2000 Plan. Each Award under the 2000 Plan will be evidenced by a separate written agreement which sets forth the terms and conditions of the Award. "Eligible Persons" generally include any employee of the Corporation or its subsidiaries, members of the Board of Directors of the Corporation or its subsidiaries and any other person whose participation the committee determines is in our best interest. There is no maximum number of persons eligible to receive Awards under the 2000 Plan, nor is there any limit on the amount of Awards that may be granted to any person, except as described below with respect to incentive stock options. We intend that stock options or other grants of Awards under the 2000 Plan to persons subject to Section 16 of the Exchange Act will satisfy the requirements of Rule 16b-3 under the Exchange Act ("Rule 16b-3").


       We have reserved 2,000,000 shares of Common Stock for issuance under the 2000 Plan, subject to adjustment to protect against dilution in the event of certain changes in capitalization of the Corporation.

ADMINISTRATION

       The 2000 Plan will be administered by a committee of our Board of Directors that consists of two or more directors (the "Committee"). To the extent necessary to comply with Rule 16b-3, the Committee will consist solely of two or more "non-employee directors," as that term is defined in Rule 16b-3. Under the 2000 Plan, generally the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards. The Committee also will have discretion to interpret the 2000 Plan and the Awards granted under the 2000 Plan and to make other determinations necessary or advisable for the administration of the 2000 Plan. Under the 2000 Plan, the full Board of Directors can act as the Committee, if all of the members of the Board of Directors otherwise are eligible to serve on the Committee. The full Board of Directors generally also may grant Awards under the 2000 Plan from time to time. We anticipate that the Compensation Committee of the Board of Directors will act as the Committee until otherwise determined by the Board of Directors.

STOCK OPTIONS

       General.   The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonqualified stock options under the 2000 Plan. Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the number of shares subject to such options, the exercise price of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's Termination of Service (as defined in the 2000 Plan) during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited. The Committee also has the discretion, exercisable either at the time an option is granted or at the time of a participant's Termination of Service, to provide for accelerated vesting of the exercisability of an option for a limited period following such Termination of Service. Such terms may differ among the various persons to whom the options are granted and among the various options granted to any such person. Notwithstanding the foregoing, under the terms of the 2000 Plan, no options may be exercised following the Termination of Service of a participant for cause.

       In the discretion of the Committee, the price due upon exercise of an option may be paid in cash or in shares of Common Stock valued at their then current Fair Market Value (as defined in the 2000 Plan), or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee's discretion. Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

       Generally, options granted under the 2000 Plan may not be transferred by a participant other than by will or by the laws of descent and distribution and generally will be exercisable during the participant's lifetime only by such participant or his or her guardian or legal representative. With respect to nonqualified stock options, however, the Committee may permit a participant to transfer the option for no consideration to or for the benefit of one or more members of the participant's Immediate Family (as defined in the 2000 Plan) or in certain circumstances family trusts, partnerships or limited liability companies.

       The Committee may also, in its discretion, allow the voluntary surrender of all or a portion of a stock option conditioned upon the granting to the participant of a new stock option for the same or a different number of shares, or may require the surrender as a condition precedent to the grant of a new stock option. The Committee may also purchase a participant's outstanding option, on such terms and conditions as the Committee in its discretion determines.

       Holders of options shall have no rights as shareholders of the Corporation unless and until such options are exercised and shares are delivered to such persons in accordance with the 2000 Plan.

       Incentive Stock Options.   Incentive stock options may be granted only to
persons who are employees of the Corporation or its subsidiaries (including directors of the Corporation who are also employees of the Corporation or a subsidiary but excluding non-employee directors of the Corporation). Generally, incentive stock options must be granted within ten years of the date the 2000 Plan is adopted, and the term of any incentive stock option may not exceed ten years. Furthermore, the aggregate Fair Market Value of shares of Common Stock with respect to which any incentive stock options are exercisable for the first time by a participant during any calendar year, whether such incentive stock options are granted under the 2000 Plan or any other plans of the Corporation, may not exceed $100,000. Under the 2000 Plan, however, if the aggregate Fair Market Value of such incentive stock options exceeds this limit (whether due to its original terms, or due to accelerated exercisability following a Termination of Service due to death, Disability or Retirement (as such terms are defined in the 2000 Plan), or following a Change of Control (hereinafter defined)), then to the extent permitted by Section 422 of Code, the excess will be treated as a nonqualified stock option. Furthermore, the exercise price of incentive stock options must be at least 100% of the Fair Market Value of the Common Stock at the time the incentive stock option is granted, and no incentive stock options may be granted to any individual who owns more than 10% of the total combined voting power of all classes of stock of the Corporation.

       The 2000 Plan also provides that, with respect to incentive stock options, the period during which an option may be exercisable following a Termination of Service generally may not exceed three months, unless (i) employment is terminated as a result of Disability, in which case in the discretion of the Committee the incentive stock options may be exercised during a period of one year following the date of such Disability, or (ii) employment is terminated as the result of death, or if the employee dies following a Termination of Service (other than as a result of Disability) and during the period that the incentive stock option is still exercisable, in which case in the discretion of the Committee the incentive stock option may be exercised during a period of one year following the date of such death. In no event, however, may an incentive stock option be exercised after the expiration of its original term.

STOCK APPRECIATION RIGHTS, RESTRICTED STOCK, STOCK AWARDS AND PERFORMANCE SHARES

       Under the 2000 Plan, the Committee has broad discretion to grant other equity-based incentives and/or compensation in the form of stock appreciation rights, restricted stock or other stock awards, as well as performance shares.

       Stock Appreciation Rights.   The Committee may award stock appreciation
rights to any Eligible Person either in connection with an option grant or independent of a stock option grant. A stock appreciation right will generally entitle the holder thereof to a payment equal to the amount the Fair Market Value of Common Stock exceeds the exercise price of the stock appreciation right, multiplied by the number of stock appreciation rights surrendered. The Committee in its discretion will determine whether payment in connection with a stock appreciation right will be in the form of cash or Common Stock or a combination thereof, and the Committee will have discretion as to the timing of any such payment. Payment may be made in a lump sum, annual installments or be otherwise deferred.

       If a stock appreciation right is granted in connection with a stock option, such stock appreciation right will entitle the holder thereof, within the period specified for exercise of the stock option, to surrender the unexercised stock option (or portion thereof) and to receive in exchange therefor a payment in cash or Common Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Common Stock exceeds the stock option price per share of Common Stock, multiplied by the number of shares of Common Stock under the stock option which is surrendered. If a stock appreciation right is granted in connection with an option grant, it must be granted concurrently with an incentive stock option and, with respect to non-qualified stock options, either concurrently with the grant or at any time prior to the exercise or termination of such option grant. If a stock appreciation right is granted in connection with a related stock option, such stock appreciation right shall only be exercisable to the extent the related option is exercisable and has not terminated.

       Restricted Stock.   The Committee may award shares of restricted stock
under the 2000 Plan to any Eligible Person, for such consideration, if any, as may be determined by the Committee or required by law, as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation or its subsidiaries. Restricted stock generally consists of shares of Common Stock that at the time of award are subject to restrictions or limitations as to the participant's ability to sell, transfer, pledge or assign such shares. Shares of restricted stock may vest (separately or in combination), and all or a portion of the applicable restrictions may lapse, from time to time over one or more restricted periods, based on such factors as continued employment, the passage of time or other measures as the Committee determines. The Committee also may determine the circumstances, if any, in which shares of restricted stock that have not previously vested may be forfeited by the participant or may be required to be resold to the Corporation, as well as the circumstances, if any, in which the vesting of such shares might be accelerated or delayed. Generally, in the discretion of the Committee, any shares of restricted stock that have not vested in full will be forfeited upon the participant's Termination of Service and shall be canceled by the Corporation. Unless otherwise provided in the applicable award agreement, however, the Committee may in its discretion waive any remaining restrictions in the event of the death, Disability or Retirement of the participant during the applicable restricted period or in other cases of special circumstances. Notwithstanding the foregoing, under the terms of the 2000 Plan all shares of restricted stock which have not vested in full shall be forfeited and canceled if the participant is terminated for cause, as determined by the Committee. In the discretion of the Committee, cash dividends with respect to shares of restricted stock may be automatically reinvested in additional shares of stock subject to the same restrictions, or cash dividends (or other distributions) with respect to such shares may be withheld by the Committee for the account of the participant, with or without interest. Except as expressly provided otherwise, persons to whom shares of restricted stock have been awarded will have all rights of a shareholder of the Corporation with respect to such shares, unless and until such shares are otherwise forfeited by such person.

       Stock Awards.   The Committee may grant stock awards under the 2000 Plan
to any Eligible Person in payment of compensation that has been earned or as compensation to be earned. All shares subject to a stock award shall be valued at not less than 100% of the Fair Market Value of the shares of Common Stock on the grant date of such stock award. Upon the issuance of shares subject to a stock award and the delivery of certificate(s) representing such shares to the participant, the participant will become a shareholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Corporation with respect to such shares.

       Performance Shares.   The Committee may award performance shares under
the 2000 Plan to any Eligible Person, for such consideration, if any, as may be determined by the Committee or required by law, as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its subsidiaries. A performance share generally consists of a unit valued by reference to the Common Stock; the value of one performance share will be equal at any given time to the Fair Market Value of one share of Common Stock. Performance shares generally may be earned by a participant only if the participant achieves certain performance objectives that are determined by the Committee at the time of the award. The performance objectives generally will be measured over one or more performance periods applicable to the Award of such shares as determined by the Committee at the time of the award. The Committee also has the discretion to determine the number of performance shares that will be paid to a participant if the applicable performance objectives are exceeded or met in whole or in part and the form of settlement of a performance share. Performance objectives may vary from participant to participant and will be based on such performance criteria (for example, minimum earnings per share or return on equity) as the Committee in its sole discretion determines appropriate. The Committee also has the discretion to revise the performance objectives during the duration of the performance period if it determines that significant events that have a substantial effect on the existing performance objectives have occurred. Generally, any performance shares that have not been earned in full will be forfeited upon a participant's Termination of Service. Unless otherwise provided in the applicable award agreement, however, in the event of the death, Disability or Retirement of the participant during the performance period or in other cases of special circumstances, the Committee may in its discretion determine to make a settlement of such performance shares based on the extent to which the applicable performance objectives were satisfied and pro rated for the portion of the period during which the Participant was employed. Notwithstanding the foregoing, under the terms of the 2000 Plan all performance shares which have not been earned in full shall be forfeited and canceled if the participant is terminated for cause, as determined by the Committee.

       The settlement of a performance share may be made in cash, in whole shares of Common Stock or any combination thereof. Performance shares are not transferable by a participant, and holders of performance shares shall have no rights as shareholders of the Corporation unless and until shares of Common Stock are issued and delivered to such persons upon settlement of performance shares, as provided in the 2000 Plan. The Committee may also, in its discretion, place restrictions on the transfer of any shares of Common Stock delivered to the participant in payment of the performance shares.

CHANGE OF CONTROL OR OTHER FUNDAMENTAL CHANGES

       The 2000 Plan provides that upon certain mergers or other reorganizations to which the Corporation or any subsidiary is a party that involves an exchange or conversion or other adjustment of the Corporation's outstanding Common Stock, each participant generally shall be entitled upon the exercise of his or her stock options to receive the number and class of securities or other property to which such participant would have been entitled in the merger or reorganization if such participant had exercised such stock option prior to such merger or reorganization. The Committee, in its discretion, may provide for similar adjustments upon the occurrence of such events with respect to other Awards outstanding under the 2000 Plan.

       The 2000 Plan also provides that, upon the occurrence of a Change of
Control: (i) outstanding stock options and stock appreciation rights will become immediately exercisable in full (subject to any appropriate adjustments in the number of shares subject to the option and the option price), regardless of their terms, and shall remain exercisable for the remaining term of the option;
(ii) outstanding performance shares will be deemed 100% earned and a pro rata portion of such performance shares (based on the portion of the applicable performance period that has elapsed at such time) shall be paid to the participant; and (iii) outstanding shares of restricted stock shall be deemed vested and all restrictions thereon shall be deemed lapsed. A Change of Control is defined under the 2000 Plan as (a) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (b) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (c) in the absence of a prior expression of approval by the Board of Directors of the Corporation, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, at the date of adoption of the 2000 Plan by the Board of Directors, more than 5% of the Corporation's voting capital stock. In addition, the Committee generally has the discretion to take such actions and make such adjustments with respect to outstanding

Awards as it deems necessary or advisable, and fair and equitable, in the event of a Change of Control or other similar event.

       Upon the dissolution or liquidation of the Corporation, all outstanding Awards under the 2000 Plan shall terminate. Upon the adoption of a plan of such dissolution or liquidation, however, all outstanding Awards shall be exercisable in full and all restrictions shall lapse, to the extent described in the previous paragraph.

MISCELLANEOUS


       The Board of Directors generally may amend or terminate the 2000 Plan or any provision of the 2000 Plan at any time. To the extent required by the Exchange Act or the Code, however, absent approval by the Corporation's shareholders, no amendment may (i) materially alter the group of persons eligible to participate in the 2000 Plan; (ii) except as specifically provided in Section 3.6 of the 2000 Plan, increase the number of shares available for Awards under the 2000 Plan; (iii) extend the period during which incentive stock options may be granted beyond April 19, 2010; or (iv) alter the class of individuals eligible to receive an incentive stock option or increase the limit on incentive stock options or the value of shares of Common Stock for which eligible employees may be granted an incentive stock option. Furthermore, without the consent of the participant, no amendment to or discontinuance of the 2000 Plan or any provision thereof shall adversely affect (in the sole discretion of the Committee) any Award granted to the participant under the 2000 Plan, except that the Committee shall always have the right and power to annul any Award if the participant is terminated for cause and to convert any outstanding incentive stock option to a nonqualified stock option.


       If a participant is required to pay to the Corporation any amount with respect to income or employment tax withholding obligations in connection with an Award, no Common Stock will be transferred to such participant until the Committee in its sole discretion may allow a participant to satisfy any such obligation by withholding shares of Common Stock that otherwise would be delivered to such participant with a Fair Market Value equal to the amount of the withholding obligations.

FEDERAL INCOME TAX CONSEQUENCES

       General.   The following is a brief description of the Federal income tax consequences to the participants and the Corporation of the issuance and exercise of stock options under the 2000 Plan, as well as the grant of restricted stock, stock awards and performance shares. All ordinary income recognized by a participant with respect to Awards under the 2000 Plan shall be subject to both wage withholding and employment taxes. The deduction allowed to the Corporation for the ordinary income recognized by a participant with respect to an Award under the 2000 Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses of the Corporation.

       Incentive Stock Options.   In general, no income will result for Federal
income tax purposes upon either the granting or the exercise of any incentive option issued under the 2000 Plan. If certain holding period requirements (at least two years from the date of grant of the option and at least one year from the date of exercise of the option) are satisfied prior to a disposition of stock acquired upon exercise of an incentive option, the excess of the sale price upon disposition over the option exercise price generally will be recognized by the participant as a capital gain, and the Corporation will not be allowed a business expense deduction.

       If the holding period requirements with respect to incentive options are not met, the participant generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the option price of such stock and the lower of the Fair Market Value of the stock on the date of exercise and the amount realized on the sale or exchange. The difference between the option price of such stock and the Fair Market Value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on a participant's federal income tax return. If the amount realized on the sale or exchange exceeds the Fair Market Value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain. In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the participant, the Corporation generally will be entitled to a deduction in the amount of such ordinary income in the year of the disposition.

       If a participant delivers shares of Common Stock in payment of the option price, the participant generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares so purchased, and no gain or loss will be recognized with respect to the shares surrendered to the Corporation in payment of said option price. In such a case, the participant will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of Common Stock used to exercise the option and equal to such participant's tax basis in the shares of Common Stock submitted in payment of the option price. The remaining shares of Common Stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

       Notwithstanding the foregoing, if a participant delivers any stock that was previously acquired through the exercise of an incentive stock option in payment of all or a portion of the option price of an option, and the holding period requirements described above have not been satisfied with respect to the shares of stock so delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition of such shares, and the participant generally will recognize income.

       Nonqualified Stock Options.   The grant of nonqualified stock options
under the 2000 Plan will not result in any income being taxed to the participant at the time of the grant or in any tax deduction for the Corporation at such time. At the time a nonqualified stock option is exercised, the participant will be treated as having received ordinary income equal to the excess of the Fair Market Value of the shares of Common Stock acquired as of the date of exercise over the price paid for such stock. At that time, the Corporation will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant upon exercise. The participant's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their Fair Market Value at the time or the exercise price.

       Stock Appreciation Rights.   At the time any part of the stock
appreciation rights are exercised, the Participant will be treated as having received ordinary income equal to the Fair Market Value of the stock appreciation rights that were exercised, whether such stock appreciation rights are settled in cash or by delivery of shares of Common Stock. In the year a Stock Appreciation Right is exercised, the Corporation would be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the Participant receives, and the Participant will report as ordinary income the value of the stock appreciation right.

       Restricted Stock.   If a participant receiving a grant of restricted
stock under the 2000 Plan makes an election with respect to such shares under
Section 83(b) of the Code not later than 30 days after the date the shares are transferred to the participant pursuant to such grant, the participant will recognize ordinary income at the time of receipt of such restricted stock in an amount equal to the excess of the Fair Market Value of the shares of Common Stock as of the date of receipt (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse) over the price paid (if any) for such restricted stock. In the absence of such an election, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the Fair Market Value of the shares of Common Stock as of the date the restrictions lapse over the price paid (if any) for such stock. At the first to occur of the election or the lapsing of the restrictions, the Corporation will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant. The participant's holding period for the shares of Common Stock acquired will commence upon the first to occur of the date the participant makes an election under Section 83(b) of the Code or on the date that the restrictions lapse, and the tax basis of the shares will be the greater of their Fair Market Value on that date or the price paid for the shares (if any).

       If an election is made under Section 83(b) of the Code, dividends received on shares of restricted stock will be treated as dividends. If a participant does not make an election under Section 83(b) of the Code, dividends received on the shares of restricted stock prior to the date that such restrictions lapse will be treated as additional compensation and not as dividend income for Federal income tax purposes.

       If (i) an election is made under Section 83(b) of the Code and (ii) before the restrictions on the shares lapse, the shares which are subject to such election are forfeited to or reacquired by the Corporation then (A) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such election, and (B) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Corporation would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

       Stock Awards.   At the time a stock award is granted, the participant
will be treated as having received ordinary income equal to the Fair Market Value of the shares of Common

Stock acquired. At that time, the Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant received. The participant's holding period for the shares of Common Stock acquired will commence on the date of grant, and the tax basis of the shares will be their Fair Market Value at that time.

       Performance Shares.   At the time performance shares are earned, the
participant will be treated as having received ordinary income equal to the Fair Market Value of the shares of Common Stock subject to such performance shares, whether such performance shares are settled in cash or by delivery of shares of Common Stock. At that time, the Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives. The participant's holding period for the shares of Common Stock acquired (if any) will commence on the date of grant, and the tax basis of such shares will be their Fair Market Value at that time.

NEW 2000 PLAN BENEFITS


       Subject to the approval by the shareholders of the 2000 Plan, the Committee has granted options to purchase shares pursuant to the 2000 Plan. The table below sets forth benefits to be received by the persons listed therein in the event the 2000 Plan is approved by the shareholders. It is expected that the Committee will make other grants from time to time to the listed persons and other employees should the 2000 Plan be approved. The closing price for the Common Stock on April 25, 2000 was $13.50.


                                                           Common Stock                           Grant Date
                                                            Underlying    Exercise   Expiration    Present
                    Name and Position                      Option Grant    Price        Date        Value
                    -----------------                      ------------   --------   ----------   ----------
L. M. Kimbrough,                                              35,340       $14.50     1/20/10      $164,244
  President and Chief
  Executive Officer
R. O. Bratton,                                                19,791       $14.50     1/20/10      $ 91,978
  Executive Vice
  President, Chief Operating Officer and
  Chief Financial Officer
R. G. Fox, Jr.,                                               11,309       $14.50     1/20/10      $ 52,559
  Executive Vice President
R. E. James, Jr.                                              19,791       $14.50     1/20/10      $ 91,978
  Group Executive Vice
  President
C. T. McFarland, Jr.,                                         19,225       $14.50     1/20/10      $ 89,349
  Group Executive Vice
  President
Executive Group (1)                                          115,456       $14.50     1/20/10      $531,889
Non-Executive Officers and                                   114,544       $14.50     1/20/10      $531,295
Employee Group

---------------------


(1) All such options have an exercise price of $14.50 and expire on January 20, 2010, except 10,000 of such options were granted on February 28, 2000 at an exercise price of $13.4375 (the then Fair Market Value) and such options expire on February 28, 2010.


(2) For calculating the grant date present value we utilized the assumptions described in Footnote 4 under the Option/SAR Grants in Last Fiscal Year Table.

                         AMENDMENT OF THE CORPORATION'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                  TO INCREASE THE AUTHORIZED COMMON STOCK FROM
                    50,000,000 SHARES TO 100,000,000 SHARES

       Our Board of Directors has approved an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. Our Board of Directors has also approved a further amendment to our Amended and Restated Articles of Incorporation to authorize 2,000,000 shares of Preferred Stock. You are also being asked to vote on that amendment.

       If both the Articles of Incorporation Common Stock Amendment and the Articles of Incorporation Preferred Stock Amendment are adopted, Article 4 of the Amended and Restated Articles of Incorporation will be amended and restated to read as shown on Appendix B attached hereto.


       We are currently authorized to issue up to 50,000,000 shares of Common Stock. As of the Record Date, 31,074,511 of such authorized shares were outstanding and 4,353,106 of such authorized shares were reserved for issuance, leaving 14,572,383 shares of Common Stock available for issuance for other corporate purposes as of that date. We believe that the increase in the number of authorized shares of Common Stock will provide us with increased flexibility to meet various corporate objectives and is in the best interest of the Corporation and our shareholders. If this proposal is approved by the requisite shareholder vote, we will make the appropriate filings in the State of North Carolina and take any other action necessary to implement the Articles of Incorporation Common Stock Amendment.


       It is our intention to finance our operations through, among other things, the issuance from time to time of various equity securities, to consider the acquisition of financial service businesses (possibly using Common Stock as consideration in some instances) and to consider the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of shares of Common Stock is necessary to provide us with the flexibility to take advantage of opportunities in such situations. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for shares currently reserved for issuance under employee and director benefit plans and our Dividend Reinvestment Plan and shares to be reserved for issuance under the 2000 Plan if approved by the shareholders.

       Pursuant to North Carolina law, authorized and unissued shares of Common Stock (other than those shares reserved for certain purposes) are available for issuance by us to such persons and for such consideration as our Board of Directors may determine from time to time. You may not be given the opportunity to vote on such matters, unless shareholder approval is required by applicable law or the rules and policies of the Nasdaq National Market System or unless our Board of Directors in its judgment recommends shareholder approval. You generally will not have preemptive rights to subscribe for newly issued shares.

       If you approve the Articles of Incorporation Common Stock Amendment, the increase in the amount of authorized Common Stock could have anti-takeover effects with respect to the Corporation. As noted above, we will have the authority to issue shares of authorized but unissued and unreserved shares of Common Stock in our discretion, which could dilute the stock ownership of persons seeking to acquire control of us through the purchase of a large block of stock.

       In addition, our Amended and Restated Articles of Incorporation currently contain other provisions which may have anti-takeover effects. For example, our Board of Directors is composed of three classes with the directors in each such class serving staggered terms. The staggered terms may make it more difficult to obtain control of us by changing the composition of the Board of Directors. The Amended and Restated Articles of Incorporation also impose certain super majority voting requirements in connection with certain business combinations or sales of all or substantially all of our assets or the stock of our subsidiaries, and also requires the vote of 75% of our Board of Directors for the approval of a plan of merger or plan of consolidation, or similar plan, with any other corporation or entity in which we are the acquired corporation or for adopting a resolution recommending a sale, lease or exchange of all or substantially all of our property.

       All of the above-described provisions could have certain anti-takeover effects. These provisions could make us a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, the assumption of control through the acquisition of a large block of Common Stock or the removal of incumbent management, even if the consummation of a given transaction might be favorable to you. In addition, these provisions may inhibit or impede fluctuations in the market price of Common Stock that might otherwise result from actual or potential takeover attempts.

       We believe that the Articles of Incorporation Common Stock Amendment will provide flexibility needed to meet corporate objectives and is in our best interests and your best interest. If this proposal is approved, our officers will promptly make appropriate filings in the State of North Carolina and take any other action necessary to implement the amendment. WE RECOMMEND THAT YOU APPROVE THE PROPOSAL TO APPROVE THE ARTICLES OF INCORPORATION COMMON STOCK AMENDMENT.

              AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED
             ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

       Our Board has proposed and recommends that the Amended and Restated Articles of Incorporation be amended to authorize 2,000,000 shares of "blank check" preferred stock, no par value per share. These shares are commonly referred to as "blank check," because they would have such voting powers, designations, preferences, and relative, participating, optional and conversion or other special rights, and such qualifications, limitations or restrictions, as our Board may designate for each class or series issued from time to time. These rights would include, but not be limited to (A) the designation of each class or series and the number of shares that will constitute each such class or series; (B) the dividend rate for each class or series; (C) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (D) the voting rights, if any, of shares of each class or series; and (E) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Corporation, or other securities. The Corporation currently does not have any authorized shares of Preferred Stock.

       If this proposal is adopted, any Preferred Stock issued would have priority over the Common Stock upon liquidation and might have priority rights as to dividends, voting and other rights and preferences. Accordingly, the issuance of Preferred Stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect other rights and preferences, including voting rights, of the Common Stock.

       All 2,000,000 shares of Preferred Stock would be available for issuance without further action by the shareholders of the Corporation, and the Corporation does not intend to seek shareholder approval prior to any issuance of Preferred Stock, unless otherwise required by law or by the rules and policies of the Nasdaq National Market System. If this proposal is approved, we will make the appropriate filings in the State of North Carolina and take any other action necessary to implement the Articles of Incorporation Preferred Stock Amendment.

       The proposed authorization of Preferred Stock is deemed desirable in that it would enhance the Corporation's flexibility in connection with possible future actions, such as stock dividends, financings, mergers, acquisitions, or other purposes. Having the authorized Preferred Stock available for issuance in the future would allow shares to be issued without the expense and delay of a special shareholders' meeting. The authorized but unissued shares of Preferred Stock could also have anti-takeover effects.

       Under certain circumstances, any or all of the Preferred Stock could be used to deter persons seeking to effect a hostile takeover or to otherwise gain control of the Corporation. The Preferred Stock may also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a "poison pill". For example, a class or series of Preferred Stock could be designated that would be convertible into Common Stock upon the acquisition by a third party of a specified percentage of the Corporation's voting stock. Typically, under most shareholder rights plans, if a third party acquires 15% of a corporation's voting stock, the stockholders of that corporation (other than the stockholder who purchased the more than 15% interest in the corporation) have the right to purchase shares of the common stock of the corporation at a discount to the market price. This results in dilution to a third party, both economically and in terms of its percentage ownership of the corporation's shares. While no official action has been taken by the Board of Directors of the Corporation, management has considered from time to time the benefits of implementing a shareholder rights plan and has discussed, with counsel, the legal and practical aspects of a shareholder rights plan with the Board of Directors. Accordingly, if the Articles of Incorporation Common Stock Amendment and the Articles of Incorporation Preferred Stock Amendment are adopted, the Board of Directors may implement a shareholder rights plan.

       Use of the Preferred Stock in the foregoing manner may be disadvantageous to shareholders who would deem the attempted takeover efforts as desirable.

       Further, this proposal may be disadvantageous to shareholders in that Preferred Stock with disproportionate voting rights may be used to entrench management, making it more difficult to remove directors at a time when the shareholders would prefer to do so. Preferred Stock may also be used to prevent or discourage offers to purchase blocks of Common Stock, the results of these purchases may cause uncharacteristic or artificial changes in the market price of the Common Stock.

       We believe that the Articles of Incorporation Preferred Stock Amendment will provide flexibility needed to meet corporate objectives and is in our best interests and your best interest. If this proposal is approved, our officers will promptly make appropriate filings in the State of North Carolina and take any other action necessary to implement the amendment. WE RECOMMEND THAT YOU APPROVE THE PROPOSAL TO APPROVE THE ARTICLES OF INCORPORATION PREFERRED STOCK AMENDMENT.

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


       We have appointed KPMG LLP, independent certified public accountants, as our auditors for 2000. KPMG LLP has acted in this capacity since 1983. We have been advised by KPMG LLP that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or our subsidiaries other than as its auditors. Although the selection and appointment of the independent auditors is not required to be submitted to a vote, we deem it advisable to obtain your ratification of this appointment. We understand that a representative from KPMG LLP will be present at the shareholders' meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. WE RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THIS FIRM AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 2000. If you do not ratify the appointment of KPMG LLP, we will consider a change in auditors for the next fiscal year.


                                 ANNUAL REPORT

       Our 1999 Annual Report, including financial statements, accompanies this Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based upon our records, we believe that all Section 16 filing requirements of our directors and officers have been complied with on a timely basis for 1999 except that (i) Mr. McFarland filed in an untimely fashion his Form 3 indicating that he became a reporting person; (ii) Mr. McFarland filed in an untimely manner a Form 4 relating to a restructured stock award grant; and
(iii) Mr. Revels filed in an untimely manner a Form 4 reporting purchases of an aggregate of 1,199 shares of Common Stock.

                             SHAREHOLDER PROPOSALS


       We anticipate that our 2001 Annual Meeting of Shareholders will be held on April 24, 2001. The deadline for submission of shareholder proposals for inclusion in our proxy statement for the 2001 annual meeting of shareholders would be November 21, 2000. Additionally, we will require notice of any shareholder proposal to be submitted at the 2001 annual meeting of shareholders (but not required to be included in our proxy statement) by February 2, 2001, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal.


                                   FORM 10-K

       COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, POST OFFICE BOX 228, CONCORD, NORTH CAROLINA 28026-0228,
ATTENTION: ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                                 OTHER BUSINESS

       We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                                           By Order of the Board of Directors,

                                           James W. Townsend, Jr.
                                           Secretary

DATED: April 28, 2000

                                                                      APPENDIX A

                         FIRST CHARTER CORPORATION 2000
                      OMNIBUS STOCK OPTION AND AWARD PLAN

                             ARTICLE I -- PREAMBLE

       1.1. The First Charter Corporation 2000 Omnibus Stock Option and Award Plan is intended to secure for the Corporation, its Subsidiaries and its shareholders the benefits arising from ownership of the Corporation's Common Stock by the employees of the Corporation and its Subsidiaries and by the directors of the Corporation, all of whom are and will be responsible for the Corporation's future growth. The Plan is designed to (i) help attract and retain for the Corporation and its Subsidiaries personnel of superior ability for positions of exceptional responsibility, (ii) closely associate the interest of Participants with the shareholders by reinforcing the relationship between Participants' rewards and shareholder gains, (iii) provide Eligible Persons with an equity interest in the Corporation, and (iv) to reward employees and directors for past services and motivate such individuals through added incentives to further contribute to the success of the Corporation. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

       1.2. Awards under the Plan may be made to Eligible Persons in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Stock Awards; (vi) Performance Shares; or (vii) any combination of the foregoing.

       1.3. The Plan shall be effective April 19, 2000 (the "Effective Date"), subject to approval by the shareholders of the Corporation to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange, Inc., or other applicable federal or state law.

                           ARTICLE II -- DEFINITIONS

       Definitions.   Except where the context otherwise indicates, the
following definitions apply:

       2.1. "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

       2.2. "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.

       2.3. "Award Agreement" means the separate written agreement evidencing each Award granted to a Participant under the Plan. In the event a Participant fails to sign or return an Award Agreement to the Committee or its designee within the lesser or (i) the time specified by the Committee or (ii) sixty (60) days from the Grant Date, the Award shall be void and of no affect ab initio.

       2.4. "Board of Directors" means the Board of Directors of the Corporation.

       2.5. "Change of Control" means (i) the effective date of the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the effective date of the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation; or (iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date, more than 5.0% of the Corporation's voting capital stock.

       2.6. "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

       2.7. "Committee" means a committee of the Board of Directors established for the administration of the Plan pursuant to Article III and consisting of two or more Directors. To the extent necessary to comply with Rule 16b-3 under the Act, the Committee shall consist solely of two or more Non-Employee Directors.

       2.8. "Common Stock" means the common stock of the Corporation to be issued pursuant to the Plan.

       2.9. "Corporation" means First Carter Corporation, a North Carolina corporation, and its successors and assigns.

       2.10. "Director" means a member of the Board of Directors of the Corporation, or of any Subsidiary.

       2.11. "Disability" means the inability of a Participant to engage in his or her profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months, as determined by the Committee in its sole discretion upon certification thereof by qualified physicians selected by the Committee after such physician examines the Participant.

       2.12. "Effective Date" shall be the date set forth in Section 1.3 of the Plan.

       2.13. "Eligible Employee" means an Eligible Person who is an employee of the Corporation or any Subsidiary.

       2.14. "Eligible Person" means any employee of the Corporation or any Subsidiary or any Director, as well as any other person whose participation the Committee determines is in the best interest of the Corporation, subject to limitations as may be provided by the Code, the Act or the Committee.

       2.15. "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

       2.16. "Fair Market Value" means the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System if the Common Stock is not listed on a national securities exchange or the NASDAQ National Market System; or the closing price of the Common Stock if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System; or the fair value thereof determined in good faith by the Board of Directors if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System or the over-the-counter market.

       2.17.   "Grant Date" means, as to any Award, the latest of:

             (a) the date on which the Committee authorizes the grant of the Award; or

             (b) the date the Participant receiving the Award becomes an employee or a director of the Corporation or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

             (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate and as set forth in the Participant's Award Agreement.

       2.18. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

       2.19. "Incentive Stock Option" means a Stock Option that meets the requirements of Section 422 of the Code and is granted under Article IV of the Plan and designated as an Incentive Stock Option in a Participant's Award Agreement.

       2.20. "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act.

       2.21. "Nonqualified Stock Option" means a Stock Option that does not meet the requirements of Section 422 of the Code and is granted under Article V of the Plan, or, even if meeting the requirements of Section 422 of the Code, is not intended to be an Incentive Stock Option and is not so designated in the Participant's Award Agreement.

       2.22. "Option Period" means the period during which a Stock Option may be exercised from time to time, as established by the Committee and set forth in the Award Agreement for each Participant who is granted a Stock Option.

       2.23. "Option Price" means the purchase price for a share of Common Stock subject to purchase pursuant to a Stock Option, as established by the Committee and set forth in the Award Agreement for each Participant who is granted a Stock Option.

       2.24. "Participant" means an Eligible Person to whom an Award has been granted and who has entered into an Award Agreement evidencing the Award. Under circumstances where the provision should be construed to apply to the estate, personal representative or beneficiary to whom an Award may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

       2.25.   "Performance Objectives" shall have the meaning set forth in
Article X of the Plan.

       2.26. "Performance Period" shall have the meaning set forth in Article X of the Plan.

       2.27. "Performance Share" means an Award under Article X of the Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Committee, in its sole discretion, shall establish at the time of such Award and set forth in a Participant's Award Agreement.

       2.28. "Plan" means the First Charter Corporation 2000 Omnibus Stock Option and Award Plan, as amended from time to time.

       2.29. "Restricted Stock" means an Award under Article VIII of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant's ability to sell, transfer, pledge or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee, in its sole discretion, shall determine at the time of such Award and set forth in a Participant's Award Agreement.

       2.30. "Restriction Period" means the period commencing on the Grant Date with respect to such shares of Restricted Stock and ending on such date as the Committee, in its sole discretion, shall establish and set forth in a Participant's Award Agreement.

       2.31. "Retirement" means retirement as determined under procedures established by the Committee or in any Award, as set forth in a Participant's Award Agreement.

       2.32 "Stock Appreciation Right" means an Award under Article VI of the Plan which provides for an amount payable in Common Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the price at which a Participant could exercise a related Stock Option to purchase the share of Common Stock.

       2.33.   "Stock Award" means an Award of shares of Common Stock under
Article IX of the Plan.

       2.34. "Stock Option" means an Award under Article IV or Article V of the Plan of an option to purchase Common Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

       2.35. "Subsidiary" means a subsidiary corporation of the Corporation as that term is defined in Code section 424(f). "Subsidiaries" means more than one Subsidiary.

       2.36. "Termination of Service" means (i) in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Corporation or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Corporation and its Subsidiaries and (ii) in the case of a Director or other Eligible Person who is not an employee of the Corporation or any Subsidiary, the date such Participant ceases to serve as a Director or otherwise ceases to provide valuable service to the Corporation. The determination of whether a Participant has discontinued service shall be made by the Committee in its sole discretion. In determining whether a Termination of Service has occurred, the Committee may, in its sole discretion, provide that service as a consultant or service with a business enterprise in which the Corporation has a significant ownership interest shall be treated as employment with the Corporation.

                         ARTICLE III -- ADMINISTRATION

       3.1. The Committee shall administer the Plan. Except as otherwise required by Rule 16b-3 under the Act, the Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law, rule or regulation. The Board of Directors may serve as the Committee, if by the terms of the Plan all members of the Board of Directors are otherwise eligible to serve on the Committee.

       3.2. The Committee shall meet at such times and places as it determines. The Committee shall at all times operate and be governed, and Committee meetings shall be conducted and action taken, in accordance with the provisions of the Corporation's Bylaws or resolutions or policies adopted by the Board of Directors from time to time regarding the operation of committees of the Corporation.

       3.3. Except as set forth in Section 3.15 regarding grants of Awards by the Board of Directors, the Committee shall have the exclusive right (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the Eligible Persons to whom Awards shall be granted, (v) to determine the time or times when Awards shall be granted, (vi) to determine the price or prices of which Options shall be granted, (vii) to determine the Option Period and/or Restriction Period for each Award, (viii) to determine the number of shares subject to each Award, and the forms, terms and conditions of each Award, and any amendment thereof, and the provisions of the related Award Agreement evidencing the Award, (ix) to determine whether any Option or other Award granted shall be vested over a period of time and when such Option or Award shall be fully vested, (x) to determine whether an Option to an Eligible Employee shall be an Incentive Stock Options,
(xii) to determine whether an Eligible Person has a Disability, and (xiii) to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan. The Committee's determinations under this Section 3.3 need not be uniform and may be made by the Committee selectively among the persons who receive or eligible to receive, any Award under the Plan, whether or not such persons are similarly situated. The records of the Corporation or Subsidiary as to a Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, compensation and related information shall be conclusive on all persons unless determined to be incorrect. All acts, determinations and decisions of the Committee made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Persons and their beneficiaries.

       3.4. The Committee may adopt and change such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

       3.5. Without limiting the provisions of this Article III, and subject to the provisions of Article XI, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Corporation, with respect to an outstanding Award in the event of a Change of Control as described in Article XI or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this
Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time.

       3.6. Subject to the provisions of Section 3.11, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be Two Million (2,000,000) shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Corporation.

             (a) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Common Stock subject to an Award.

             (b) If, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Corporation, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of

       Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.

             (c) To the extent a Stock Appreciation Right granted in connection with a Stock Option is exercised without payment being made in the form of Common Stock (whether or not Restricted Stock) the shares of Common Stock which otherwise would have been issued upon the exercise of the related Stock Option shall not be charged against the aggregate number of shares of Common Stock subject to an Award under the Plan, and shall again be available for Awards under the Plan.

             (d) The foregoing subsections (a) and (b) of this Section 3.6 shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Act or by any other applicable law, rule or regulation.

       3.7. Each Award granted under the Plan shall be evidenced by a written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan and shall include any other terms and conditions (not inconsistent with the Plan) required by the Committee.

       3.8. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to:

             (a) any required approval of the Plan by the shareholders of the Corporation; and

             (b) the completion of any registration or qualification of such shares of Common Stock under any state or federal law, or the consent or approval of any governmental regulatory body that the Corporation shall, its sole discretion, determine to be necessary or desirable as a condition of, or in connection with, the Award. In such circumstances, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions that are not acceptable to the Corporation.

       3.9. The Committee may require any Participant acquiring shares of Common Stock pursuant to any Award under the Plan to represent to and agree with the Corporation in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof. Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

       3.10. Except as otherwise expressly provided in the Plan or in an Award Agreement with respect to an Award, no Participant shall have any right as a shareholder of the Corporation with respect to any shares of Common Stock subject to such Participant's Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Committee, been satisfied in full and any restrictions shall have lapsed in full, and unless and until all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares shall have been fully complied with.

       3.11. The total amount of shares with respect to which Awards may be granted under the Plan and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock. The Committee in its sole discretion shall determine the foregoing adjustments and the manner of application of the foregoing provisions. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

       3.12. The members of the Committee shall be entitled to indemnification by the Corporation in the manner and to the extent set forth in the Corporation's Bylaws or as otherwise provided from time to time regarding indemnification of Directors.

       3.13. The Committee shall be authorized to make adjustments in any performance based criterium or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Corporation (or any Subsidiary, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Corporation (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its sole discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.

       3.14. Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any

Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion.

       3.15. In addition to, and not in limitation of, the right of the Committee to grant Awards to Eligible Persons under this Plan, the full Board of Directors may from time to time grant Awards to Eligible Persons pursuant to the terms and conditions of this Plan, subject to the requirements of the Code, Rule 16b-3 under the Act or any other applicable law, rule or regulation. In connection with any such grants, the Board of Directors shall have all of the power and authority of the Committee to determine the Eligible Persons to whom such Awards shall be granted and the other terms and conditions of such Awards.

                     ARTICLE IV -- INCENTIVE STOCK OPTIONS

       4.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this Article IV and Articles III and VII and subject to the following conditions:

             (a) Incentive Stock Options shall be granted only to Eligible Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Committee; provided, however, that Incentive Stock Options shall be granted only to an Eligible Employee who, at the time of the Grant Date, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

             (b) The Option Price per share of Common Stock for an Incentive Stock Option shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value and its related Stock Appreciation Right, if any, of the Common Stock at the Grant Date.

             (c) An Incentive Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Grant Date, or such shorter period as may be specified by the Committee as the Option Period and set forth in the Award Agreement; provided, however, that, in any event, the Incentive Stock Option and its related Stock Appreciation Right, if any, shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement; and provided, further, that such period following a Termination of Service, unless otherwise approved by the Committee, shall not exceed three (3) months unless employment shall have terminated:

                    (i) as a result of Disability, in which event such period shall not exceed one year after the date of Disability; or

                    (ii) as a result of death, or if death shall have occurred within three (3) months following a Termination of Service (other than as a result of

             Disability, and providing that such Termination of Service was with the consent of the Corporation), and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed one year after the date of death; and

       provided, further, that such period following a Termination of Service shall in no event extend beyond the original Option Period of the Incentive Stock Option or any related Stock Appreciation Right.

             (d) The aggregate Fair Market Value of the shares of Common Stock with respect to which any incentive stock options (whether under this Plan or any other plan established by the Corporation) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective grant dates; provided, however, that to the extent permitted under Section 422 of the
       Code:

                    (i) if the aggregate Fair Market Values of the shares of Common Stock with respect to which incentive stock options are first exercisable during any calendar year (whether such Incentive Stock Options are granted under this Plan or any other plan established by the Corporation) exceeds one hundred thousand dollars ($100,000), such excess shall be treated as a Nonqualified Stock Option;

                    (ii) if a Participant's employment is terminated by reason of death, Disability or Retirement and the portion of any incentive stock option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

                    (iii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change of Control, any portion of such Award that is not exercisable as an incentive stock option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

             (e) No Incentive Stock Options may be granted more than ten (10) years from the Effective Date.

             (f) The Award Agreement for each Incentive Stock Option shall provide that the Participant shall notify the Corporation if such Participant sells or otherwise transfers any shares of Common Stock acquired upon exercise of the Incentive Stock Option within two (2) years of the Grant Date of such Incentive Stock Option or within one (1) year of the date such shares were acquired upon the exercise of such Incentive Stock Option.

       4.2. Subject to the limitations of Section 3.6, the maximum number of shares of Common Stock subject to Awards in the form of Incentive Stock Options shall be the maximum number of shares available for Awards under the Plan.

       4.3. The Committee may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV or Articles III or VII, as determined in its sole discretion and set forth in the Award Agreement for such Incentive Stock Option.

       4.4. Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of
Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

                    ARTICLE V -- NONQUALIFIED STOCK OPTIONS

       5.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article V and Articles III and VII and subject to the following conditions:

             (a) Nonqualified Stock Options may be granted to any Eligible Persons, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Committee.

             (b) The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

             (c) A Nonqualified Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within the Option Period specified by the Committee and set forth in the Award Agreement; provided, however, that, in any event, the Nonqualified Stock Option and its related Stock Appreciation Right, if any, shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement.

       5.2. The Committee may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this Article V or Articles III or VII, as determined in its sole discretion and set forth in the Award Agreement for such Nonqualified Stock Option.

                    ARTICLE VI -- STOCK APPRECIATION RIGHTS

       6.1. A Stock Appreciation Right may be granted to an Eligible Person in connection with an Incentive Stock Option or a Nonqualified Stock option granted under Article IV or Article V of this Plan, or may be granted independent of any related Stock Option.

       6.2. A related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Common Stock exceeds the Stock Option price per share of Common Stock, times the number of shares of Common Stock under the Stock Option, or portion thereof, which is surrendered.

       6.3. Each related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of a Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option. With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

       6.4. The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Common Stock, or any combination thereof. If payment is to be made in Common Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Common Stock on the date of exercise. If the Committee elects to make full payment in Common Stock, no fractional shares of Common Stock shall be issued and cash payments shall be made in lieu of fractional shares.

       6.5. The Committee shall have sole discretion as to the timing of any payment made in cash, Common Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

       6.6. Upon exercise of a Stock Appreciation Right, the number of shares of Common Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

       6.7. Notwithstanding any other provision of the Plan, the exercise of a Stock Appreciation Right is required to satisfy the applicable requirements under Rule 16b-3 of the Act.

       6.8. The Committee, in its sole discretion, may also provide that, in the event of a Change of Control, the amount to be paid upon the exercise of a Stock Appreciation Right or shall be based on the highest price paid for a share of Common Stock on the effective date of a Change of Control, or paid or offered in any bona fide transaction related to the Change of Control, subject to such terms and conditions as the Committee may specify at grant.

                   ARTICLE VII -- INCIDENTS OF STOCK OPTIONS

       7.1. Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee and set forth in the related Award Agreement, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

       7.2. Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution of the state of the Participant's domicile at the time of death. No Stock Option shall be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Stock Option, accept as otherwise provided herein, or (b) a levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Stock Option by notice to the Participant and such Stock Option shall thereupon become null and void. Stock Options shall be exercisable during the lifetime of the Participant only by the Participant or the Participant's guardian or legal representative. In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant's Award Agreement by the executor or personal representative of such Participant's estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant's will or by inheritance. The Committee, in its sole discretion, may at any time permit a Participant to transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of such Participant's Immediate Family or a corporation, partnership or limited liability company established and controlled by the Participant and/or one or more members of such Participant's Immediate Family), subject to such limits as the Committee may establish. The transferee of such Nonqualified Stock Option shall remain subject to all terms and conditions applicable to such Nonqualified Stock Option prior to such transfer. The foregoing right to transfer the Nonqualified Stock Option, if granted by the Committee, shall apply to the right to consent to amendments to the Award Agreement.

       7.3. Shares of Common Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. The Committee may, in its sole discretion, permit the exercise of a Stock Option by payment in cash or by tendering shares of Common Stock (either by actual delivery of such shares or by attestation), or any combination thereof, as determined by the Committee. In the sole discretion of the Committee, payment in shares of Common Stock also may be made with shares received upon the exercise or partial exercise of the Stock Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant. The Committee also may, in its sole discretion, permit the payment of the exercise price of a Stock Option by the voluntary surrender of all or a portion of the Stock Option. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.

       7.4. No cash dividends shall be paid on shares of Common Stock subject to unexercised Stock Options.

       7.5. The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and the Committee specifies conditions at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

       7.6. The Committee may at any time offer to purchase a Participant's outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property upon surrender of the Participant's Stock Option, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

       7.7. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant discontinues employment, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.

                        ARTICLE VIII -- RESTRICTED STOCK

       8.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article VIII.

       8.2. The Committee shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:

             (a) the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;

             (b) the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);

             (c) the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;

             (d) whether such Restricted Stock is subject to repurchase by the Corporation or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

             (e) whether any performance goals may apply to a Restriction Period to shorten or lengthen such period; and

             (f) whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Corporation for the account of the Participant.

       8.3. Awards of Restricted Stock must be accepted within a period of thirty (30) days after the Grant Date (or such shorter or longer period as the Committee may specify at such time) by executing an Award Agreement with respect to such Restricted Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted Stock, has delivered a fully executed copy thereof to the Committee and has otherwise complied with the applicable terms and conditions of such Award.

       8.4. In the sole discretion of the Committee and as set forth in the Award Agreement for an Award of Restricted Stock, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant upon the Participant's Termination of Service and shall be reacquired, cancelled and retired by the Corporation. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Restricted Stock, in the event of the death, Disability or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Committee may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant's Restricted Stock, if it finds that a waiver would be appropriate.

       8.5. Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

       8.6. Upon an Award of Restricted Stock to a Participant, a certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Committee, such certificate or certificates will be held in custody by the Corporation until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Corporation shall cause such certificate or certificates to be cancelled and the shares represented thereby to be retired, all as set forth in the Participant's Award Agreement. It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Corporation a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Corporation.

       8.7. Except as provided in this Article VIII or in the related Award Agreement, a Participant receiving an Award of shares of Restricted Stock Award shall have, with respect to such shares, all rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any distributions, unless and until such shares are otherwise forfeited by such Participant; provided, however, the Committee may require that any cash dividends with respect to such shares of Restricted Stock be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock be withheld by the Corporation or its Subsidiaries for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

                           ARTICLE IX -- STOCK AWARDS

       9.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Article IX.

       9.2. For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Common Stock on the Grant Date of such Stock Award, regardless of when such shares of Common Stock are issued and certificates representing such shares are delivered to the Participant.

       9.3. Unless otherwise determined by the Committee and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Corporation. Notwithstanding any other provision of this Plan, unless the Committee expressly provides otherwise with respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

                        ARTICLE X -- PERFORMANCE SHARES

       10.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article X.

       10.2. The Committee shall determine the terms and conditions of any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:

             (a) the purchase price, if any, to be paid for such Performance Shares, which may be zero, subject to such minimum consideration as may be required by applicable law;

             (b) the performance period (the "Performance Period") and/or performance objectives (the "Performance Objectives") applicable to such Awards;

             (c) the number of Performance Shares that shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and

             (d)    the form of settlement of a Performance Share.

       10.3. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock.

       10.4. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

       10.5. Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If significant events occur during the course of a Performance Period which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

       10.6. In the sole discretion of the Committee and as set forth in the Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant upon the Participant's Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability or Retirement of a Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Committee may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.

       10.7. The settlement of a Performance Share shall be made in cash, whole shares of Common Stock or a combination thereof and shall be made as soon as practicable after the end of the applicable Performance Period. Notwithstanding the foregoing, the Committee in its sole discretion may allow a Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Committee and set forth in the related Award Agreement entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

       10.8. Performance Shares shall not be transferable by the Participant. The Committee shall have the authority to place additional restrictions on the Performance Shares including, but not limited to, restrictions on transfer of any shares of Common Stock that are delivered to a Participant in settlement of any Performance Shares.

                   ARTICLE XI -- CHANGES OF CONTROL OR OTHER
                              FUNDAMENTAL CHANGES

       11.1. Upon the occurrence of a Change of Control and unless otherwise provided in the Award Agreement with respect to a particular Award:

             (a) all outstanding Stock Options and any related Stock Appreciation Rights, if any, shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Stock Option and the Option Price, and shall remain exercisable for the remaining term of such Stock Option, regardless of any provision in the related Award Agreement limiting the exercisability of such Stock Option or any portion thereof for any shorter length of time, subject at all times to the terms hereof and the Award Agreement with respect thereto not inconsistent with this Section 11.1;

             (b) all outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid out as soon as practicable as follows:

                    (i) all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to earn one hundred percent (100%) of the Performance Shares covered by the Award;

                    (ii) the applicable Performance Period shall be deemed to have been completed upon occurrence of the Change of Control;

                    (iii) the payment to the Participant in settlement of the Performance Shares shall be the amount determined by the Committee, in its sole discretion, or in the manner stated in the Award Agreement, as multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to occurrence of the Change of Control, and the denominator of which is the total number of months in the original Performance Period; and

                    (iv) upon the making of any such payment, the Award Agreement as to which it relates shall be deemed terminated and of no further force and effect.

             (c) all outstanding shares of Restricted Stock with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.

       11.2. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation, each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in Section 11.1(a), (b) and (c) above, and subject to all the terms hereof and the Award Agreement with respect thereto, not inconsistent with this Section 11.2.

       11.3. After the merger of one or more corporations into the Corporation or any Subsidiary, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary of the Corporation and one or more corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, upon any exercise of such Participant's Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above. The Committee may, in its sole discretion, provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan. The Committee in its sole discretion shall determine the foregoing adjustments and the manner of application of the foregoing provisions. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

                    ARTICLE XII -- AMENDMENT AND TERMINATION

       12.1. Subject to the provisions of Section 12.2, the Board of Directors, upon recommendation of the Committee or otherwise, at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof. To the extent required by the Act or the Code, however, no amendment, without approval by the Corporation's shareholders, shall:

             (a) materially alter the group of persons eligible to participate in the Plan;

             (b) except as provided in Section 3.6, increase the maximum number of shares of Common Stock that are available for Awards under the Plan;

             (c) extend the period during which Incentive Stock Option Awards may be granted beyond April 19, 2010; or

             (d) alter the class of individuals eligible to receive an Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1(d) or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.

       12.2. No amendment to or discontinuance of the Plan or any provision hereof by the Board of Directors or the shareholders of the Corporation shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Committee) any Award theretofore granted to such Participant under this Plan; provided, however, that the Committee retains the right and power to:

             (a) annul any Award if the Participant is terminated for cause as determined by the Committee; and

             (b) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

       12.3. If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XI.

                    ARTICLE XIII -- MISCELLANEOUS PROVISIONS

       13.1. Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Corporation or its Subsidiaries or to serve as a Director or shall interfere in any way with the right of the Corporation or its Subsidiaries or the shareholders of the Corporation, as applicable, to terminate the employment of a Participant or to release or remove a Director at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Corporation or its Subsidiaries for the benefit of their respective employees unless the Corporation shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Corporation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

       13.2. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to
Section 16 of the Act.

       13.3. The terms of the Plan shall be binding upon the Corporation, its successors and assigns.

       13.4. Neither a Stock Option nor any other type of equity-based compensation provided for hereunder shall be transferable except as provided for in Section 7.2. In addition to the transfer restrictions otherwise contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Corporation to such Participant shall terminate immediately.

       13.5. This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

       13.6. Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under
Section 83(b) of the Code, or any similar provision thereof.

       13.7. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken, and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

       13.8. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.

       13.9. The Plan is not subject to the provisions of ERISA or qualified under Section 401(a) of the Code.

       13.10. If a Participant is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired upon the exercise of an Incentive Stock Option, (iii) the exercise of a Stock Appreciation Right, or (iv) the receipt of Common Stock pursuant to any other Award, then the issuance of Common Stock to such Participant shall not be made (or the transfer of shares by such Participant shall not be required to be effected, as applicable) unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation. The Committee, in its sole discretion and subject to such rules as it may adopt, may permit the Participant to satisfy such obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Common Stock be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the transfer of the Common Stock to the Participant. Notwithstanding any other provision of the Plan, any election under this Section 13.10 is required to satisfy the applicable requirements of Rule 16b-3 under the Act.

                                                                      APPENDIX B

                                   ARTICLE 4


       The aggregate number of shares the Corporation is authorized to issue is One Hundred Two Million (102,000,000), divided into the following classes:


Class                                                         Number of Shares
-----                                                         ----------------
Common Stock                                                    100,000,000
Preferred Stock                                                   2,000,000

A. COMMON STOCK

       The class of common stock has unlimited voting rights and, after satisfaction of claims, if any, of the holders of preference or preferred shares, is entitled to receive the net assets of the Corporation upon distribution.

B. PREFERRED STOCK

       Shares of Preferred Stock may be issued as one or more classes and in series within a class all with such preferences, limitations and relative rights as and when determined by resolution of the Board of Directors of the Corporation or any other manner authorized by law.

                                REVOCABLE PROXY
                           FIRST CHARTER CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON JUNE 6, 2000

     The undersigned hereby appoints Robert O. Bratton, David E. Keul and
Anne C. Forrest, and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the annual meeting of shareholders of First Charter Corporation (the "Corporation") to be held at The Oasis Auditorium at University Place, 604 Daniel Burnham Way, Charlotte, North Carolina, on June 6, 2000 at 5:00 PM, and at any adjournment thereof, all shares of common stock of the Corporation which the undersigned would be entitled to vote if personally present for the following matters.



            PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.


       (Continued, and to be marked, dated and signed, on the other side)

                          -   FOLD AND DETACH HERE  -

-------------------------------------------------------------------------------

           FIRST CHARTER CORPORATION -- ANNUAL MEETING, JUNE 6, 2000

                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll free 1-877-482-6150 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2. Via the Internet at www.proxyvoting.com/FirstCharter and follow the instructions.

                                       or
                                       --

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE



                                                    -- Printed on recycled paper

                                                        Please mark your
                                                        votes as indicated [X]
                                                        in this example

The Board of Directors recommends a vote FOR each of the following:

1. ELECTION of the following eleven                       With-    For All
   nominees as Directors for the terms           For      hold     Except
   indicated in the Proxy Statement.             [ ]       [ ]       [ ]

   (01) Harold D. Alexander  (02) James E. Burt, III    (03) Michael R. Coltrane
   (04) J. Roy Davis, Jr.    (05) Charles F. Harry, III (06) Charles A. James
   (07) Walter H. Jones, Jr. (08) Samuel C. King, Jr.   (09) Hugh H. Morrison
   (10) L.D. Warlick         (11) William W. Waters

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that (those) nominee('s) name(s) in the space provided below.

_____________________________________________________________________________

2. APPROVAL OF THE ADOPTION OF THE FIRST CHARTER CORPORATION 2000 OMNIBUS STOCK OPTION AND AWARD PLAN

                      For       Against       Abstain
                      [ ]         [ ]           [ ]

3. APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000

                      For       Against       Abstain
                      [ ]         [ ]           [ ]

4. APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK

                      For       Against       Abstain
                      [ ]         [ ]           [ ]

5. TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants to audit the books and affairs of the Corporation for the calendar Year 2000.

                      For       Against       Abstain
                      [ ]         [ ]           [ ]

6. To transact such other business as properly may come before the meeting.

   In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please be sure to sign and date this Proxy in the box below.

                                          -----------------------------------
                                          Date
-----------------------------------------------------------------------------


----------Stockholder sign above-----------Co-holder (if any) sign above-----

              ----------------------------------------------------
              * * *  IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                   PLEASE READ THE INSTRUCTIONS BELOW  * * *
              ----------------------------------------------------

-----------------------------------------------------------------------------
- Detach above card, sign, date and mail in postage paid envelope provided. -
                           FIRST CHARTER CORPORATION
         PLEASE ACT PROMPTLY -- SIGN, DATE & MAIL YOUR PROXY CARD TODAY
        ---------------------------------------------------------------
        [Telephone Logo]   VOTE BY TELEPHONE/INTERNET   [Computer Logo]
                        QUICK * * * EASY * * * IMMEDIATE
        ---------------------------------------------------------------
Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
       Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.
          VOTE BY PHONE: You will be asked to enter the CONTROL NUMBER
                             (look below at right).
---------
OPTION A: To vote as the Board of Directors recommends on ALL proposals, --------- press 1. Your vote will be confirmed.

---------
OPTION B: If you choose to vote on each proposal separately, press 0. You will --------- hear these instructions.

           Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                    To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.
           Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same to vote for Items 3, 4, and 5. When asked, you must confirm your vote by pressing 1.

     VOTE BY INTERNET: The web address is www.proxyvoting.com/FirstCharter
      You will be asked to enter the Control Number (look below at right).
       If you vote by telephone or Internet, DO NOT mail back your proxy.
                              THANK YOU FOR VOTING

                                                                FOR TELEPHONE\
                                                               INTERNET VOTING:
                                                                CONTROL NUMBER

    Call * * * Toll Free * * * On a Touch Tone Telephone
                 1-877-482-6150 - ANYTIME
          There is NO CHARGE to you for this call
TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight - June 6, 2000